IndyMac INDX Mortgage Loan Trust 2006-R1
                                Issuing Entity




                               Final Term Sheet





                          $247,006,126 (Approximate)




                               IndyMac MBS, Inc.
                                   Depositor


                      Credit Suisse Securities (USA) LLC,
                              Sponsor and Seller





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      This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

      The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus . Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus . If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

      This free writing prospectus does not contain all information that is required to be included in the base prospectus and the free writing prospectus.

      The information in this free writing prospectus , if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.




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


      The following classes of certificates are offered pursuant to this free writing prospectus and the accompanying prospectus:


  ------------------------------------------------------------------------------------------------------
                 Initial Class                                            Initial Class
                   Certificate Pass-Through                                 Certificate    Pass-Through
  Class                Balance      Rate(1)               Class                 Balance         Rate(1)
  ------------------------------------------------------------------------------------------------------
    Class A-1    $ 172,513,000     Variable                 Class A-3       $ 57,824,026       Variable
  ------------------------------------------------------------------------------------------------------
    Class A-2    $  16,669,000     Variable                 Class A-R               $100       Variable
  ------------------------------------------------------------------------------------------------------


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(1) The classes of certificates offered by this free writing prospectus are listed, together with their pass-through rates and initial ratings, in the tables under "Summary--Description of the Certificates."


















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                                    SUMMARY

Issuing Entity

IndyMac INDX Mortgage Loan Trust 2006-R1, a common law trust formed under the laws of the State of New York.

Depositor

IndyMac MBS, Inc., a Delaware corporation and a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is (800) 669-2300.

Sponsor, Underlying Certificate Seller and Underwriter

Credit Suisse Securities (USA) LLC is a Delaware limited liability company. Its address is 11 Madison Avenue, New York, NY 10010 and its telephone number is (212) 325-2000.

Significant Obligor and Underlying Trust

IndyMac INDX Mortgage Loan Trust 2005-AR25, a common law trust formed under the laws of the State of New York, which is responsible for 100% of the assets of the issuing entity

Trustee, Resecuritization Servicer and Underlying Trustee

Deutsche Bank National Trust Company, a national banking association. The corporate trust office of the trustee is located (i) for purposes of certificate transfers, at DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211-3658, Attention: Transfer Unit and (ii) for all other purposes, at 1761 East St. Andrew Place, Santa Ana, California 92705,
Attention: Trust Administration IN06R2, and its telephone number is (714) 247-6000.

Trust Agreement

The trust agreement dated as of the closing date among the underlying certificate seller, the depositor and the trustee, under which the issuing entity will be formed.

Underlying Agreement

The pooling and servicing agreement dated as of October 1, 2005 among the depositor, IndyMac F.S.B., as seller and master servicer, and the trustee, under which the underlying trust was formed.

Underlying Sponsor, Underlying Seller and Underlying Master Servicer

IndyMac Bank, F.S.B., a federal savings bank. Its principal executive offices are located at 888 East Walnut Street, Pasadena, California 91101, and its telephone number is (800) 669-2300.

Closing Date

On or about July 28, 2006.

Reference Date

July 1, 2006.

Issuing Entity Assets

The assets of IndyMac INDX Mortgage Loan Trust 2006-R1 will consist of 100% of the IndyMac INDX Mortgage Loan Trust 2005-AR25, Mortgage Pass-Through Certificates, Series 2005-AR25, Class 2-A-2-1 Certificates (referred to in this free writing prospectus as the deposited underlying certificates), having a class certificate balance as of the close of business on July 25, 2006 of approximately $247,006,126.

The deposited underlying certificates represent a senior ownership interest in the underlying trust. The assets of the underlying trust consist primarily of two loan groups of 30-year conventional adjustable-rate mortgage loans secured by first liens on one-to four-family residential properties.

For purposes of distributions to the senior certificates in the underlying trust, the mortgage loans in the underlying trust have been divided into two loan groups: loan group 1 and loan group 2. Principal payments relating to the mortgage loans in loan group 2 will be used for distribution on the deposited underlying certificates, together with the other certificates in the underlying trust related to loan group 2. In certain circumstances, payment from the underlying mortgage loans in one loan group may be used to distribute principal to the certificates related to the other loan group, as described under "Description of the Certificates--Cross-Collateralization" in the underlying prospectus supplement. For a detailed description of the method of allocating distributions of principal among the

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various classes of certificates in the underlying trust, including the deposited underlying certificates, see "Description of the Certificates--Principal" in the underlying prospectus supplement.

The underlying trust issued seven other classes of senior certificates, six classes of subordinated certificates, and one class of certificates entitled to prepayment charges paid on the underlying mortgage loans. The classes of these senior certificates other than the deposited underlying certificates are the Class 1-A-1-1, Class 1-A-1-2, Class 1-A-2-1, Class 1-A-2-2, Class 2-A-1, Class 2-A-2-2 and Class A-R Certificates. The subordinated certificates that are part of the underlying trust are the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, and they provide credit enhancement to the senior certificates in the underlying trust, including the deposited underlying certificates. As of July 25, 2006, the aggregate class certificate balance of all of the certificates in the underlying trust was approximately $457,519,335.

See "Description of the Deposited Underlying Certificates" in this free writing prospectus.

The Underlying Mortgage Loans

The pool of underlying mortgage loans consists primarily of 30-year conventional adjustable-rate mortgage loans secured by first liens on one- to four- family residential properties. The underlying mortgage loans are divided into two groups. Each group of mortgage loans is referred to as a "loan group."

The mortgage rate on each mortgage loan is adjustable, after a ten-year period during which the mortgage rate is fixed, based on a specified index. The aggregate stated principal balance of the underlying mortgage loans in each loan group as of the reference date is approximately as follows:

 Loan                       Aggregate
Group                Principal Balance ($)
-----                ---------------------
   1                      144,749,347
   2                      312,769,888


As of the reference date, the underlying group 1 mortgage loans had the following characteristics:

Aggregate Current
  Principal Balance                    $144,749,347

Weighted Average
  Mortgage Rate                        6.265%

Range of Mortgage Rates                5.000% to
                                         7.875%

Average Current
  Principal Balance                    $240,447

Range of Outstanding
  Principal Balances                   $47,900 to
                                        $682,500

Weighted Average
  Original
  Loan-to-Value Ratio                  71.01%

Weighted Average
  Original Term to
  Maturity                             360 months

Weighted Average
  Remaining Term to
  Stated Maturity                      351 months

Weighted Average FICO
  Credit Score                         711

Geographic
  Concentrations in
  excess of 10%:

  California                           34.27%

  Florida                              12.07%

Weighted Average Gross
  Margin                               2.735%

Weighted Average
  Maximum Mortgage Rate                12.233%

Weighted Average
  Minimum Mortgage Rate                2.735%

Range of Months to Next
  Mortgage Rate                        107 to 112
  Adjustment                            months

As of the reference date, the underlying group 2 mortgage loans had the following characteristics:

Aggregate Current
  Principal Balance                    $312,769,888

Weighted Average
  Mortgage Rate                        6.053%

Range of Mortgage Rates                5.125% to
                                         8.125%

Average Current
  Principal Balance                    $592,367

Range of Outstanding
  Principal Balances                   $200,000 to
                                        $2,099,964

Weighted Average
  Original
  Loan-to-Value Ratio                  70.69%

Weighted Average
  Original Term to
  Maturity                             360 months

Weighted Average
  Remaining Term to
  Stated Maturity                      351 months

Weighted Average FICO
  Credit Score                         719

Geographic
  Concentrations in
  excess of 10%:

  California                           67.34%

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Weighted Average Gross
  Margin                               2.697%

Weighted Average
  Maximum Mortgage Rate                11.982%

Weighted Average
  Minimum Mortgage Rate                2.697%

Range of Months to Next
  Mortgage Rate                        107 to 112
  Adjustment                            months







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Description of the Certificates

The issuing entity will issue the following classes of certificates, all of which are offered by this free writing prospectus and the accompanying prospectus:


                          Initial Class                                 Final Scheduled  Initial Rating
                            Certificate                               Distribution Date   (Moody's/S&P)
Class                           Balance                       Type                  (1)             (2)

A-1..............         $172,513,000                Senior/Super    December 25, 2035         Aaa/AAA
                                             Senior/Variable Pass-
                                                      Through Rate
A-2..............          $16,669,000     Senior/Support/Variable    December 25, 2035         Aaa/AAA
                                                             Pass-
                                                      Through Rate
A-3..............          $57,824,026             Senior/Variable    December 25, 2035         Aaa/AAA
                                                 Pass-Through Rate
A-R..............                  $100      Senior/REMIC Residual    December 25, 2035          NR/AAA


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(1) The final scheduled distribution date is the final scheduled distribution date for the deposited underlying certificates.

(2) The offered certificates will not be offered unless they are assigned the indicated ratings by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("Moody's"). A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.. The ratings are derived from the ratings on the deposited underlying certificates.



The certificates will also have the following characteristics:



                Initial Pass-                           Interest Accrual           Interest Accrual
Class          Through Rate(1)    Pass-Through Rate                Period                 Convention
A-1                    5.6717%                  (2)        calendar month                  30/360(3)
A-2                    5.6717%                  (2)        calendar month                  30/360(3)
A-3                    5.6717%                  (2)        calendar month                  30/360(3)
A-R                    5.6717%                  (2)        calendar month                  30/360(3)



(1) Reflects the expected pass-through rate as of the closing date.

(2) The pass-through rate on the certificates for any interest accrual period related to a distribution date will be the pass-through rate for the deposited underlying certificates for the related underlying distribution date. The pass-through rate for the deposited underlying certificates for any interest accrual period related to a distribution date is the weighted average adjusted net mortgage rate of the underlying mortgage loans in loan group 2 for that distribution date.

(3) Interest accrues at the rate specified in this table based on a 360-day year that consists of twelve 30-day months.















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Designations

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates:

 Offered Certificates                         Class A-1, Class A-2, Class A-3
                                                and Class A-R Certificates

     Super Senior                                 Class A-1 Certificates
     Certificates

 Support Certificates                             Class A-2 Certificates

Record Date

The record date for any class of certificates is the last business day of the month immediately preceding the month of that distribution date.

Denominations

Offered Certificates other than the Class A-R Certificates:

$25,000 and integral multiples of $1 in excess thereof.

Class A-R Certificates:

$100.

Registration of Certificates

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the trust agreement.

Distribution Dates

Distributions on the deposited underlying certificates are made on the 25th day of each month, or if the 25th day of a month is not a business day, then on the next business day. We will make distributions on the offered certificates on the same day. The first distribution on the offered certificates is scheduled for August 25, 2006.

Interest Distributions

The related interest accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates is shown in the table above. On each distribution date, to the extent funds are available, each interest-bearing class of certificates will be entitled to receive:

o interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance, immediately prior to that distribution date; plus

o  any interest remaining unpaid from prior distribution dates

Principal Distributions

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available from the deposited underlying certificates on that date for the distribution of principal according to the principal distribution rules described in this free writing prospectus.

Optional Termination of the Underlying Trust

Although there is no optional termination provision in IndyMac INDX Mortgage Loan Trust 2006-R1, the master servicer of the mortgage loans held in the underlying trust may terminate the underlying trust on any underlying distribution date on which the aggregate outstanding stated principal balance of the underlying mortgage loans and any real estate owned by the underlying trust is less than 10% of the aggregate stated principal balance of the underlying mortgage loans as of the cut-off date for the underlying trust. Any termination of the underlying trust will terminate the issuing entity and result in early prepayment of the offered certificates.

Collection Account; Priority of Distributions

General


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


The amount available for distributions on the certificates on any distribution date generally consists of the following:

o available interest funds, which, with respect to any distribution date, will be equal to the aggregate of all previously undistributed amounts received by the trustee on or prior to that distribution date as distributions of interest on the deposited underlying certificates, and

o available principal funds, which, with respect to any distribution date, will be equal to (i) the aggregate of all previously undistributed amounts received by the trustee on or prior to that distribution date as distributions of principal on the deposited underlying certificates.

Fees and Expenses

Amounts reimbursed to the trustee and depositor for taxes and expenses related to each REMIC created as part of the issuing entity, the trustee fee and any expenses reimbursable to the trustee or the depositor will be paid by the party or parties specified in the trust agreement and will not be an obligation of the issuing entity.

Priority of Distributions Among Certificates

On each distribution date, available funds will be distributed in the following order:

o from available interest funds, concurrently, to each class of certificates, pro rata, the interest for such class, and

o from available principal funds, as principal on the classes of offered certificates, in the following priority:

    (i) to the Class A-R Certificates, until its class certificate balance is reduced to zero;

    (ii) concurrently, to the Class A-1 and Class A-2 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

    (iii) to the Class A-3 Certificates, until its class certificate balance is reduced to zero.

Underlying Cross-Collateralization

In certain limited circumstances, with respect to the underlying trust, principal and interest collected from one loan group may be used to pay principal or interest, or both, to the classes of senior certificates in the other loan group in the underlying trust (including the deposited underlying certificates). See "Description of the Certificates--Cross-Collateralization" in the underlying prospectus supplement.

Credit Enhancement

The issuing entity does not include any credit enhancement mechanism. The only credit enhancement available to the offered certificates consists of the credit enhancement provided to the deposited underlying certificates.

Credit Enhancement of the Underlying Trust

Subordination

In addition to issuing the deposited underlying certificates, the underlying trust issued fifteen other classes of certificates, including six classes of certificates that are subordinated to the deposited underlying certificates. These classes of underlying subordinated certificates provide credit enhancement for the deposited underlying certificates as described in the underlying prospectus supplement under the heading "Credit Enhancement--Subordination." Credit enhancement is generally provided to the deposited underlying certificates by allocation of realized losses to the subordinated certificates issued by the underlying trust until the class certificate balances of such subordinated certificates are reduced to zero. However, these subordinated certificates will provide limited protection against certain categories of realized losses such as special hazard losses, bankruptcy losses and fraud losses that are in excess of coverage amounts specified in the underlying prospectus supplement (referred to as excess losses) and described in this free writing prospectus. Any losses in excess of such amounts will be allocated pro rata to all classes of certificates issued by the underlying trust (including the deposited underlying certificates), even if the aggregate class certificate balance of the subordinated certificates issued by the underlying trust has not been reduced to zero.

If any realized losses, including excess losses, on the underlying mortgage loans are allocated to the deposited underlying certificates, they will be allocated to the classes of certificates (other than the


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Class A-R Certificates), pro rata based on their respective class certificate balances; provided, that any realized losses that would be allocated to the Class A-1 Certificates will be allocated to the Class A-2 Certificates, until its class certificate balance is reduced to zero.

Required Repurchase of Deposited Underlying Certificates and Required Repurchase or Substitutions of Underlying Mortgage Loans

The underlying certificate seller will make certain representations and warranties relating to the deposited underlying certificates pursuant to the trust agreement. If any of the representations and warranties are breached in any material respect as of the date made, on or prior to the distribution date in September 2006, the underlying certificate seller will be obligated to cure such breach in all material respects or, if such breach cannot be cured, repurchase such deposited underlying certificates if so directed in writing by holders of at least 51% of the percentage interests of each class of certificates.

The underlying seller made certain representations and warranties relating to the underlying mortgage loans pursuant to the underlying agreement. If, with respect to any underlying mortgage loan, any of the representations and warranties are breached in any material respect as of the date made, the underlying seller will be obligated to repurchase or substitute that underlying mortgage loan as further described in the underlying prospectus supplement under "The Seller--Representations by Seller; Repurchases, etc."

The underlying master servicer is permitted to modify any underlying mortgage loan at the request of the related mortgagor, provided that the underlying master servicer purchases the underlying mortgage loan from the underlying trust immediately preceding the modification.

Legal Investment

Each class of offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.


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


             DESCRIPTION OF THE DEPOSITED UNDERLYING CERTIFICATES

The Deposited Underlying Certificates

      All of the information contained in this free writing prospectus with respect to the Deposited Underlying Certificates (as defined below) is derived from (i) information contained in the free writing prospectus and prospectus related to the Deposited Underlying Certificates, together attached to this free writing prospectus as Exhibit A (the "underlying prospectus supplement") and (ii) information obtained from the monthly statement provided by the Underlying Trustee (as defined below) in connection with the July 25, 2006 Underlying Distribution Date (as defined below), attached to this free writing prospectus as Exhibit B (the "July 25, 2006 Underlying Trust Monthly Statement").

      Unless otherwise noted, all of the statistical calculations in this free writing prospectus are based on the information in the July 25, 2006 Underlying Trust Monthly Statement.

      The assets of the IndyMac INDX Mortgage Loan Trust 2006-R1 (the "Issuing Entity") will consist of 100% of the IndyMac INDX Mortgage Loan Trust 2005-AR25, Mortgage Pass-Through Certificates, Series 2005-AR25 (the "Underlying Trust"), Class 2-A-2-1 (the "Deposited Underlying Certificates") issued pursuant to a pooling and servicing agreement, dated as of October 1, 2005 (the "Underlying Agreement"), among IndyMac MBS, Inc., as depositor, IndyMac, F.S.B., as seller and as master servicer, and Deutsche Bank National Trust Company, as trustee (in such capacity, the "Underlying Trustee").

      The Deposited Underlying Certificates evidence senior interests in the Underlying Trust created by the Underlying Agreement and were issued together with certain other classes of senior certificates (collectively, the "Underlying Senior Certificates"), certain classes of subordinated certificates (the "Underlying Subordinated Certificates"), a class evidencing the right to prepayment charges paid on the Underlying Mortgage Loans and certain residual interests. The Underlying Trust consists primarily of a pool of conventional, adjustable-rate mortgage loans (the "Underlying Mortgage Loans") secured by first liens on one- to four-family residential properties. All of the Underlying Mortgage Loans are evidence by promissory notes (the "Mortgage Notes"), which are secured by first lien deeds of trust, security deeds or mortgages on one- to four-family residential properties. The aggregate outstanding stated principal balance of the Underlying Mortgage Loans (the "Underlying Mortgage Pool Principal Balance") in the Underlying Trust as of the July 25, 2006 underlying distribution date (the "July 25 Underlying Distribution Date") was approximately $457,519,235.

      The Deposited Underlying Certificates are the Class 2-A-2-1
Certificates, which relate to loan group 2 in the Underlying Trust. This loan group 2 consists primarily of 30-year mortgage loans with an aggregate Stated Principal Balance as of the Reference Date of $312,769,888 (the "Underlying Group 2 Mortgage Loans").

      The Underlying Trust is also composed of loan group 1, which consists primarily of 30-year mortgage loans with an aggregate stated principal balance as of the Reference Date of $144,749,347 (the "Underlying Group 1 Mortgage Loans"). The Underlying Subordinated Certificates, which provide the only credit enhancement to the Deposited Underlying Certificates, relate to all of the Mortgage Loans.

      After giving effect to the distributions made on the July 25 Underlying Distribution Date, the Deposited Underlying Certificates had a class certificate balance of approximately $247,006,126. In addition, after giving effect to the distributions on the July 25 Underlying Distribution Date, the Underlying Subordinated Certificates had an aggregate class certificate balance of approximately $ 35,031,319, representing approximately 7.66% of the aggregate class certificate balance of all certificates issued by the Underlying Trust. The Underlying Subordinated Certificates provide credit enhancement for the Underlying Senior Certificates as described in the underlying prospectus supplement under the heading "Credit Enhancement--Subordination," and are the only credit enhancement for the offered certificates.

      The Issuing Entity will be entitled to receive all distributions on the Deposited Underlying Certificates due after July 25, 2006.

Assignment of the Deposited Underlying Certificates to the Issuing Entity; Representations and Warranties

      On the Closing Date, Credit Suisse Securities (USA) LLC (the "Underlying Certificate Seller") pursuant to a bill of sale, will convey the Deposited Underlying Certificates, together with the right to receive all distributions due thereon after July 25, 2006, to IndyMac MBS, Inc. (the "Depositor"). In turn, the Depositor will, on the closing date, convey the Deposited Underlying Certificates to Deutsche Bank National Trust Company, as trustee (the "Trustee") under the Trust Agreement. The Trustee will hold the Deposited Underlying Certificates through the book-entry facilities of The Depository Trust Company ("DTC").

      The Underlying Certificate Seller will represent and warrant to the Depositor and the Trustee in the Trust Agreement as of the closing date that
(i) the Underlying Certificate Seller was the sole owner of the Deposited Underlying Certificates free and clear of any lien, pledge, charge or encumbrance of any kind; (ii) the Underlying Certificate Seller had not assigned any interest in any Deposited Underlying Certificates or any distributions thereon, except as contemplated in the Trust Agreement; and
(iii) the endorsements and other documents furnished to the Trustee in connection with the Deposited Underlying Certificates are sufficient to effect their transfer to the Trustee. Upon discovery of a breach of any of the foregoing representations and warranties that materially and adversely affects the interests of the certificateholders in the Deposited Underlying Certificates, the Underlying Certificate Seller, the Depositor, or the Trustee shall give prompt written notice to the others and to the Certificateholders. If such discovery and notice is given on or prior to the Distribution Date in September 2006, the Underlying Certificate Seller will be obligated to cure such breach in all material respects or, if such breach cannot be cured, repurchase such Deposited Underlying Certificates if so directed in writing by holders of at least 51% of the Percentage Interests of each class of Offered Certificates. After that date, the Underlying Certificate Seller will have no further obligations under the Trust Agreement. The "Percentage Interest" for a certificate will equal the percentage obtained by dividing the certificate balance of such Certificate by the Class Certificate Balance of such class of certificates.

Representations by the Underlying Seller; Repurchases of the Underlying Mortgage Loans

      In the Underlying Agreement, the underlying seller represented that immediately before the assignment of the Underlying Mortgage Loans to the underlying depositor, it had good title to, and was the sole owner of, each Underlying Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the Underlying Mortgage Loans pursuant to the Underlying Agreement.

      In the event or breach of any representation or warranty in respect of an Underlying Mortgage Loan that materially and adversely affects the interest of the holders of the underlying certificates, the underlying seller will be obligated, in accordance with the Underlying Agreement to cure that breach, to repurchase the Underlying Mortgage Loan at the purchase price or to substitute a qualified mortgage loan for the Underlying Mortgage Loan. The representations and warranties made with respect to the Underlying Mortgage Loans at the time of formation of the Underlying Trust will not be brought down or otherwise updated in connection with the formation of the Issuing Entity.

The Underlying Mortgage Loans

      All of the information contained in this free writing prospectus with respect to the Underlying Mortgage Loans is based solely on (i) information contained in the underlying prospectus supplement, (ii) information obtained from the July 25, 2006 Underlying Trust Monthly Statement and (iii) information set forth in Appendix I to this free writing prospectus.

      The tables in Appendix I to this free writing prospectus summarize certain characteristics of the Underlying Mortgage Loans and the other Mortgage Loans in the Underlying Trust as of July 1, 2006 (the "Reference Date"). The date as of which information regarding the Underlying Mortgage Loans is provided in the July 25, 2006 Underlying Trust Monthly Statement is also the Reference Date.

      The following table sets forth certain delinquency information with respect to the Underlying Mortgage Loans as of the Reference Date, which has been obtained from the July 25, 2006 Underlying Trust Monthly Statement. The information contained in the following table may not be indicative of future delinquent payment rates of the Underlying Mortgage Loans or reductions in the class certificate balance of the Deposited Underlying Certificates.

      For additional information on the Underlying Mortgage Loans, prospective investors should carefully review the underlying prospectus supplement and the July 25, 2006 Underlying Trust Monthly Statement.


         Underlying Group 1 Mortgage Loan Delinquency Information from the July 25, 2006 Underlying Trust Monthly Statement

-----------------------------------------------------------------------------------------------------------
                                        Underlying Group 1 Mortgage        Underlying Group 1 Mortgage
                                        ---------------------------        ---------------------------
                                              Loans Delinquent                   Loans Delinquent
                                              ----------------                   ----------------
 Underlying Group 1 Mortgage Loans               31-60 Days                         61-90 Days
 ---------------------------------               ----------                         ----------
-----------------------------------------------------------------------------------------------------------
    Principal                        Number of                            Number of
  Balance as of       Principal      Underlying                           Underlying
  Original Issue    Balance as of     Mortgage     Principal               Mortgage    Principal
       Date         July 25, 2006      Loans      Balance(1)     %(2)       Loans      Balance(1)   %(2)
       ----         -------------      -----      ----------     ----       -----      ----------   ----
-----------------------------------------------------------------------------------------------------------
 $ 157,989,220.26  $144,749,347.50       17      3,181,976.92    2.20         2       $520,000.00   0.36
-----------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------
                                     Underlying Group 1 Mortgage Loans      Underlying Group 1 Mortgage
                                     ---------------------------------      ---------------------------
                                                 Delinquent                            Loans
                                                 ----------                            -----
 Underlying Group 1 Mortgage Loans               91 + Days                         in Foreclosure
 ---------------------------------               ---------                         --------------
-------------------------------------------------------------------------------------------------------------
    Principal                         Number of                            Number of
  Balance as of       Principal      Underlying                            Underlying
  Original Issue    Balance as of     Mortgage      Principal               Mortgage     Principal
       Date         July 25, 2006       Loans      Balance(1)     %(2)       Loans      Balance(1)   %(2)
       ----         -------------       -----      ----------     ----       -----      ----------   ----
-------------------------------------------------------------------------------------------------------------
 $ 157,989,220.26  $144,749,347.50        4        787,721.59     0.54         0             0         0
-------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------
                                          Underlying Group 1             Cumulative Losses on
                                          ------------------             --------------------
                                      Mortgage Loans constituting         Underlying Group 1
                                      ---------------------------         ------------------
 Underlying Group 1 Mortgage Loans          REO Properties                  Mortgage Loans
 ---------------------------------          --------------                  --------------
-------------------------------------------------------------------------------------------------
    Principal                        Number of
  Balance as of       Principal      Underlying                                     Cumulative
  Original Issue    Balance as of     Mortgage       Principal         Cumulative     Losses
       Date         July 25, 2006      Loans         Balance(1)  %(2)   Losses(1)       %
       ----         -------------      -----         ----------  ----   ---------       -
-------------------------------------------------------------------------------------------------
 $ 157,989,220.26  $144,749,347.50       0               0         0        0           0
-------------------------------------------------------------------------------------------------


------------
(1) Reflects the application of payments on the Underlying Group 1 Mortgage Loans due on or before July 1, 2006.
(2) Delinquency, Foreclosure and REO Property percentages are represented as percentages of the aggregate stated principal balance of the Underlying Group 1 Mortgage Loans as of July 1, 2006.



         Underlying Group 2 Mortgage Loan Delinquency Information from the July 25, 2006 Underlying Trust Monthly Statement

------------------------------------------------------------------------------------------------------------
                                        Underlying Group 2 Mortgage        Underlying Group 2 Mortgage
                                        ---------------------------        ---------------------------
                                              Loans Delinquent                   Loans Delinquent
                                              ----------------                   ----------------
 Underlying Group 2 Mortgage Loans               31-60 Days                         61-90 Days
 ---------------------------------               ----------                         ----------
------------------------------------------------------------------------------------------------------------
    Principal                        Number of                            Number of
  Balance as of       Principal      Underlying                           Underlying
  Original Issue    Balance as of     Mortgage     Principal               Mortgage    Principal
       Date         July 25, 2006      Loans      Balance(1)     %(2)       Loans      Balance(1)   %(2)
       ----         -------------      -----      ----------     ----       -----      ----------   ----
------------------------------------------------------------------------------------------------------------
 $ 337,444,793.43  $ 312,769,888.03      9       4,507,007.28    1.44         1        464,116.75   0.15
------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------
                                     Underlying Group 2 Mortgage Loans      Underlying Group 2 Mortgage
                                     ---------------------------------      ---------------------------
                                                 Delinquent                            Loans
                                                 ----------                            -----
 Underlying Group 2 Mortgage Loans               91 + Days                         in Foreclosure
 ---------------------------------               ---------                         --------------
----------------------------------------------------------------------------------------------------------------
    Principal                         Number of                            Number of
  Balance as of       Principal      Underlying                            Underlying
  Original Issue    Balance as of     Mortgage      Principal               Mortgage     Principal
       Date         July 25, 2006       Loans      Balance(1)     %(2)       Loans      Balance(1)   %(2)
       ----         -------------       -----      ----------     ----       -----      ----------   ----
----------------------------------------------------------------------------------------------------------------
 $ 337,444,793.43  $ 312,769,888.03       1        560,000.00     0.18         0             0         0
----------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------
                                          Underlying Group 2             Cumulative Losses on
                                          ------------------             --------------------
                                      Mortgage Loans constituting         Underlying Group 2
                                      ---------------------------         ------------------
 Underlying Group 2 Mortgage Loans          REO Properties                  Mortgage Loans
 ---------------------------------          --------------                  --------------
-------------------------------------------------------------------------------------------------
    Principal                        Number of
  Balance as of       Principal      Underlying                                     Cumulative
  Original Issue    Balance as of     Mortgage       Principal         Cumulative     Losses
       Date         July 25, 2006      Loans         Balance(1)  %(2)   Losses(1)       %
       ----         -------------      -----         ----------  ----   ---------       -
-------------------------------------------------------------------------------------------------
 $ 337,444,793.43  $ 312,769,888.03      0               0         0        0           0
-------------------------------------------------------------------------------------------------


------------
(1) Reflects the application of payments on the Underlying Group 2 Mortgage Loans due on or before July 1, 2006.
(2) Delinquency, Foreclosure and REO Property percentages are represented as percentages of the aggregate stated principal balance of the Underlying Group 2 Mortgage Loans as of July 1, 2006.

Advances on the Underlying Mortgage Loans

      As described further in the underlying prospectus supplement under "Servicing of Mortgage Loans--Advances," the underlying master servicer will be required to advance certain amounts prior to each underlying Distribution Date. An advance will be reimbursed from the payments on the Mortgage Loan with respect to which the advance was made. If, however, an advance is determined to be nonrecoverable and the underlying master servicer delivers an officer's certificate to the underlying trustee indicating that the advance is nonrecoverable, the underlying master servicer will be entitled to withdraw from the underlying Certificate Account an amount equal to the nonrecoverable advance. Reimbursement for advances and nonrecoverable advances will be paid prior to distributions on the underlying certificates.


                        DESCRIPTION OF THE CERTIFICATES

General

      The Certificates will be issued pursuant to a Trust Agreement dated as of July 28, 2006 (the "Trust Agreement") among the Depositor, the Underlying Certificate Seller and the Trustee. The following sections of this free writing prospectus are summaries of the material terms of the certificates and the Trust Agreement pursuant to which the certificates will be issued. They do not purport to be complete, however, and are subject to, and are qualified in their entirety by reference to, the provisions of the Trust Agreement. When particular provisions or terms used in the Trust Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the Trust Agreement after the issuing entity issues the certificates. The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of IndyMac MBS, Inc., the Underlying Certificate Seller or any of their affiliates.

      IndyMac INDX Mortgage Loan Trust 2006-R1 will issue the Class A-1, Class A-2, Class A-3 and Class A-R Certificates (collectively, the "Offered Certificates"). All of the Offered Certificates are offered by this free writing prospectus. The classes of Offered Certificates will have the respective initial Class Certificate Balances set forth on the cover page and the pass-through rates described on page S-8 of this free writing prospectus.

      When describing the certificates in this free writing prospectus, we use the following terms:

          Designation                        Classes of Certificates
------------------------------ ------------------------------------------------
      Offered Certificates       Class A-1, Class A-2, Class A-3 and Class A-R
                                                 Certificates

    Super Senior Certificates                 Class A-1 Certificates

             Support                          Class A-2 Certificates

      The certificates are generally referred to as the following types:

               Class                                 Type
------------------------------ ------------------------------------------------
    Class A-1 Certificates:       Senior/Super Senior/Variable Pass-Through
                                                     Rate

    Class A-2 Certificates:       Senior/Support/Variable Pass-Through Rate

    Class A-3 Certificates:           Senior/Variable Pass-Through Rate

    Class A-R Certificates:                 Senior/REMIC Residual

      The "Class Certificate Balance" of each Class of Offered Certificates as of any Distribution Date is the initial Class Certificate Balance thereof reduced by the sum of (i) all amounts previously distributed to holders of certificates of such class as payments of principal and (ii) the amount of Underlying Realized Losses allocated to such class, as described below under "--Allocation of Losses," and in the case of Underlying Realized Losses have been allocated to that class, increased by the amount of increase in the principal balance of the Deposited Underlying Certificates due to the receipt of Subsequent Recoveries on the Underlying Mortgage Loans (see "The

Agreements--Realization upon Defaulted Mortgage Loans--Application of Liquidation Proceeds" in the prospectus). The Class A-R Certificates will be issued in fully registered certificated form. All of the remaining classes of Offered Certificates will be represented by book-entry certificates. The book-entry certificates will be issuable in book-entry form only. The Class A-R Certificates will be issued in a denomination of $100.

Book-Entry Certificates

      The offered certificates (other than the Class A-R Certificates) will be book-entry certificates (the "Book-Entry Certificates"). The Class A-R Certificates will be issued as a single certificate in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("Certificate Owners") may elect to hold their Book-Entry Certificates through The Depository Trust Company ("DTC") or, upon request, through Clearstream, Luxembourg (as defined in this free writing prospectus) or the Euroclear System ("Euroclear"), if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates that equal the aggregate Class Certificate Balance of the offered certificates, as applicable, and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing Class Certificate Balances of $25,000 and integral multiples of $1 in excess thereof. Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing such offered certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC.

      The Certificate Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Certificate Owner's Financial Intermediary is not a DTC participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

      Certificate Owners will receive all distributions of principal of, and interest on, the offered certificates from the trustee through DTC and DTC participants. While the offered certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "DTC Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the offered certificates and is required to receive and transmit distributions of principal of, and interest on, the offered certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"), with whom Certificate Owners have accounts with respect to offered certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

      Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the offered certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of offered certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the DTC Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

      Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

      Transfers between Participants will occur in accordance with DTC Rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

      DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the DTC Rules.

      Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On 10 January 2000, Cedelbank's parent company, Clearstream, Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.

      Further to the merger, the Board of Directors of New Clearstream, Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream" With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and Clearstream, Luxembourg Global Services was renamed "Clearstream Services, societe anonyme."

      On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

      Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the "Euroclear Operator") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

      Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions on the Book-Entry Certificates will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the Certificate Owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners that it represents.

      Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to offered certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

      Monthly and annual reports on the issuing entity provided by the trustee to Cede & Co., as nominee of DTC, may be made available to Certificate Owners upon request, in accordance with the DTC Rules and the rules, regulations and procedures creating and affecting the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Certificate Owners are credited.

      DTC has advised the depositor and the trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the pooling and servicing agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

      Definitive Certificates will be issued to Certificate Owners, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the depositor or the trustee is unable to locate a qualified successor, or (b) after the occurrence of an event of default under the pooling and servicing agreement), beneficial owners having not less than 51% of the voting rights underlying evidenced by the offered certificates advise the trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the trustee will recognize the holders of such Definitive Certificates as holders of the related offered certificates under the pooling and servicing agreement.

      Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Distributions on the Deposited Underlying Certificates; Accounts

      On or prior to the closing date, the Trustee will establish an account (the "Distribution Account"), which will be maintained in trust for the benefit of the certificateholders. The Trustee will deposit or cause to be deposited in the Distribution Account all amounts it receives in respect of the Deposited Underlying Certificates. It is expected that distributions on the Deposited Underlying Certificates will be received by the Trustee on each Distribution Date and will then be used to make distributions on that day to certificateholders as described below.

Investments of Amounts Held in Accounts

      Funds on deposit in the Distribution Account will not be invested.

Distributions on the Underlying Mortgage Loans; Underlying Accounts; Investment of Amounts Held in the Underlying Accounts

      The underlying master servicer is required to deposit, or cause to be deposited, in an account (the "Underlying Certificate Account") all amounts required to be deposited in it under the Underlying Agreement. The underlying master servicer may withdraw funds from the Underlying Certificate Account for the purposes set forth in the Underlying Agreement. On or prior to the business day immediately preceding each underlying distribution date, the underlying master servicer will withdraw from the Underlying Certificate Account the amount of available funds for each loan group for that underlying distribution date an will deposit such amounts in an account maintained by the trustee in trust for the benefit of the holders of the underlying certificates (such account, the "Underlying Distribution Account"). Prior to each underlying determination date, the underlying master servicer is required to provide the underlying trustee a report containing the data and information concerning the Underlying Mortgage Loans that is required by the underlying trustee to prepare the monthly statement for the related underlying Distribution Date. The underlying trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the underlying master servicer in that report and will be permitted to conclusively rely on any information provided to it by the underlying master servicer.

      All funds held in the Underlying Certificate Account will be invested in permitted investments at the direction of the underlying master servicer. All income and gain net of any losses realized from investment of funds in the Underlying Certificate Account will be for the benefit of the underlying master servicer as additional servicing compensation and will be remitted to it monthly. The amount of any losses incurred in the Underlying Certificate Account will be deposited by the underlying master servicer in the Underlying Certificate Account. The underlying trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Underlying Certificate Account and made in accordance with the Underlying Agreement. Funds on deposit in the Underlying Distribution Account will not be invested.

Expenses Related to the Issuing Entity

      The following summarizes the related expenses to be paid from the assets of the issuing entity and the source of payments for the expenses:


  Type / Recipient (1)                       Amount                               General Purpose
------------------------          -------------------------          ---------------------------------------

REMIC expenses                      Expenses incurred in               Reimbursement of expenses and taxes
                                    connection with the
                                    administration of the
                                    REMICs and any taxes
                                    owed by the REMICs


  Type / Recipient (1)                           Source (2)                 Frequency
------------------------          -----------------------------        ----------------

REMIC expenses                      Amounts on deposit in the            Time to time
                                    Distribution Account





(1) Any change to the fees and expenses described in this free writing prospectus would require an amendment to the Trust Agreement.

(2) Unless otherwise specified, the expenses shown in this table are paid prior to distributions on the certificates.

Fees and Expenses

      The following summarizes the related fees and expenses to be paid from the assets of the underlying trust and the source of payments for the fees and expenses:


   Type / Recipient (1)                               Amount                             General Purpose
----------------------------       -------------------------------------------      ----------------------

Fees

Servicing Fee / Underlying           0.375% per annum of the Stated                   Compensation
Master Servicer                      Principal Balance of each Underlying
                                     Mortgage Loan (3)



Additional Servicing                 o    All late payment fees, assumption           Compensation
Compensation / Underlying                 fees and other similar charges
Master Servicer                           (excluding prepayment charges)

                                     o    All investment income earned on             Compensation
                                          amounts on deposit in the
                                          Underlying Certificate Account

                                     o     Excess Proceeds (5)                        Compensation

Trustee Fee / Underlying             0.0065% per annum of the Stated                  Compensation
Trustee                              Principal Balance of each Mortgage Loan

Expenses

Insurance expenses /                 Expenses incurred by the Underlying              Reimbursement of
Underlying Master Servicer           Master Servicer                                  Expenses

Advances / Underlying                To the extent of funds available, the            Reimbursement of
Master Servicer                      amount of any advances                           Expenses






   Type / Recipient (1)                               Source (2)                              Frequency
----------------------------       -----------------------------------------------       ----------------

Fees

Servicing Fee / Underlying           Interest collected with respect to each                    Monthly
Master Servicer                      Underlying Mortgage Loan and any
                                     Liquidation Proceeds or Subsequent
                                     Recoveries that are allocable to accrued
                                     and unpaid interest (4)

Additional Servicing                 Payments made by obligors with respect to             Time to time
Compensation / Underlying            the Underlying Mortgage Loans
Master Servicer

                                     Investment income related to the Underlying                Monthly
                                     Certificate Account


                                     Liquidation Proceeds and Subsequent                   Time to time
                                     Recoveries
Trustee Fee / Underlying             Interest Distribution Amount                               Monthly
Trustee

Expenses

Insurance expenses /                 To the extent the expenses are covered by             Time to time
Underlying Master Servicer           an insurance policy with respect to the
                                     Underlying Mortgage Loan
Advances / Underlying                With respect to each Underlying Mortgage              Time to time
Master Servicer                      Loan, late recoveries of the payments of
                                     the costs and expenses, Liquidation
                                     Proceeds, Subsequent Recoveries, purchase
                                     proceeds or repurchase proceeds for that
                                     Underlying Mortgage Loan (6)



   Type / Recipient (1)                               Amount                             General Purpose
----------------------------       -------------------------------------------      ----------------------
Indemnification Expenses /           Amounts for which the underlying                 Indemnification
The Underlying Seller, The           seller, the underlying master servicer
Underlying Master Servicer           and the depositor are entitled to
And The Depositor                    indemnification (7)



   Type / Recipient (1)                               Source (2)                              Frequency
----------------------------       -----------------------------------------------       ----------------
Indemnification Expenses /           Amounts on deposit on the Underlying                       Monthly
The Underlying Seller, The           Certificate Account on any underlying
Underlying Master Servicer           Distribution Account Deposit Date,
And The Depositor                    following the transfer to the Underlying
                                     Distribution Account


(1) If the underlying trustee succeeds to the position of underlying master servicer, it will be entitled to receive the same fees and expenses of the underlying master servicer described in the underlying prospectus supplement. Any change to the fees and expenses described in the underlying prospectus supplement would require an amendment to the Underlying Agreement.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the underlying master servicer in the case of amounts owed to the underlying master servicer) prior to distributions on the certificates.

(3) The amount of the monthly servicing fee is subject to adjustment with respect to Underlying Mortgage Loans that are prepaid in full, as described in the underlying prospectus supplement under "Servicing of the Mortgage Loans -- Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans."

(4) The servicing fee is payable from interest collections on the Underlying Mortgage Loans, but may be paid from any other amounts on deposit in the Underlying Certificate Account, if interest collections are insufficient to pay the Servicing Fee.

(5) "Excess Proceeds" with respect to a liquidated Underlying Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceeds the sum of (i) the unpaid principal balance of the Underlying Mortgage Loans and (ii) accrued interest on the Underlying Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Underlying Mortgage Loan.

(6) Reimbursement of advances for an Underlying Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Underlying Mortgage Loan.

(7) Each of the underlying seller, the underlying master servicer and the underlying depositor are entitled to indemnification of certain expenses as described in the underlying prospectus supplement under "-- Certain Matters related to the Servicer, the Depositor and the Seller."

Withdrawals From the Distribution Account

      The Trustee is permitted from time to time to withdraw funds from the Distribution Account for the following purposes:

   o to make distributions to the certificateholders as described in this free writing prospectus,

   o to reimburse the Depositor for certain expenses and liabilities reimbursable to the Depositor under the Trust Agreement,

   o  to pay any taxes imposed on the Issuing Entity,

   o to withdraw any amount deposited in the Distribution Account and not required to be deposited therein and

   o to clear and terminate the Distribution Account upon termination of the Trust Agreement.

Distributions

      Distributions on the Deposited Underlying Certificates are made on the 25th day of each month, or if the 25th day of a month is not a business day, then on the next business day (each, an "Underlying Distribution Date"). We will make distributions on the Offered Certificates on the same day (each, a "Distribution Date"). The first Distribution Date for the Offered Certificates is scheduled for August 25, 2006. We will make distributions on each Distribution Date to the persons in whose names the Offered Certificates are registered at the close of business on the last business day of the month preceding the month of such Distribution Date (each, a "Record Date").

      Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who has so notified the Trustee in writing in accordance with the Trust Agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Offered Certificates will be made only upon presentment and surrender of the Offered Certificates at the office of the Trustee's agent.

Priority of Distributions Among Certificates

      As more fully described in this free writing prospectus, distributions of interest on each interest-bearing class of Offered Certificates will be made on each Distribution Date from Available Interest Funds. Similarly, Available Principal Funds will be distributed on each Distribution Date as principal on the class of Offered Certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth under "Description of the Certificates--Principal" in this free writing prospectus.

      "Available Interest Funds" with respect to any Distribution Date will be equal to the aggregate of all previously undistributed amounts received by the Trustee on or prior to such Distribution Date as distributions of interest on the Deposited Underlying Certificates.

      "Available Principal Funds" with respect to any Distribution Date will be equal to the aggregate of all previously undistributed amounts received by the Trustee on or prior to such Distribution Date as distributions of principal on the Deposited Underlying Certificates,.

      "Available Funds" with respect to any Distribution Date will be equal to the sum of (i) Available Interest Funds and (ii) Available Principal Funds for such Distribution Date.

Interest

      The classes of certificates will have the pass-through rate described below.

      The pass-through rate on the certificates for the interest accrual period related to a Distribution Date will be the pass-through rate for the Deposited Underlying Certificates for the related Underlying Distribution Date. The pass-through rate for the Deposited Underlying Certificates for the interest accrual period related to any Underlying Distribution Date is the weighted average adjusted net mortgage rate of the Underlying Group 2 Mortgage Loans for that Underlying Distribution Date.

      On each Distribution Date, each class of certificates will be entitled to receive from Available Interest Funds an amount allocable to interest (as to each such class, the "Interest Distribution Amount") with respect to the related interest accrual period. The Interest Distribution Amount for any interest-bearing class of Offered Certificates will be equal to the sum of (i) interest at the applicable pass-through rate on the related Class Certificate Balance, immediately prior to that Distribution Date, and (ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior Distribution Date exceeded the amount actually distributed as interest on such prior Distribution Dates and not subsequently distributed ("Unpaid Interest Amounts").

      The interest accrual period for the certificates will be the calendar month preceding the month of the Distribution Date. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

      If the interest entitlement of the Deposited Underlying Certificates is reduced as provided in the Underlying Agreement, the interest entitlement of each interest-bearing class of certificates for the corresponding interest accrual period will be reduced proportionately. A reduction in such interest entitlement may result from Relief Act Reductions, or Net Interest Shortfalls (as defined in the underlying prospectus supplement). See "Description of the Certificates--Interest" in the underlying prospectus supplement.

      In the event that, on a particular Distribution Date, Available Interest Funds in the Distribution Account applied in the order described above under "--Priority of Distributions Among Certificates" are not sufficient to make a full distribution of the interest entitlement on the Offered Certificates, interest will be distributed on each class of Offered Certificates based on the amount of interest each such class would otherwise have been entitled to receive in the absence of such shortfall. Any Unpaid Interest Amount will be carried forward and added to the amount holders of each such class of certificates will be entitled to receive on the next Distribution Date. Any Unpaid Interest Amount so carried forward will not bear interest.

Principal

      On each Distribution Date, Available Principal Funds will be distributed in the following priority:

      (i) to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero;

      (ii) concurrently, to the Class A-1 and Class A-2 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

      (iii) to the Class A-3 Certificates, until its Class Certificate Balance is reduced to zero.

      Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the Issuing Entity shall exist, whether or not they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive any Available Funds remaining after payment of interest on and principal of the classes of Offered Certificates, as described above. It is not anticipated that there will be any significant amounts remaining for that distribution.

Allocation of Losses

      On each Distribution Date, all Realized Losses (including Excess Losses) (each as defined in the underlying prospectus supplement) that are allocated to the Deposited Underlying Certificates (collectively, "Underlying Realized Losses") will be allocated to the classes of certificates (other than the Class A-R Certificates), pro rata based on their respective Class Certificate Balances; provided, that any Underlying Realized Losses that would otherwise be allocated to the Class A-1 Certificates will be allocated to the Class A-2 Certificates, until its Class Certificate Balance is reduced to zero.

Statements to Certificateholders

      Concurrently with each distribution on a Distribution Date, the Trustee will make available to certificateholders on the Trustee's website (https://www.tss.db.com/invr), among other things, the information set forth below:

   o Available Interest Funds and Available Principal Funds for such Distribution Date, and the amount (if any) by which Available Principal Funds has been reduced on account of the payment of certain expenses, liabilities and taxes described in the definition thereof;

   o with respect to such Distribution Date, the aggregate amount of principal and interest, stated separately, distributed to holders of each class of Offered Certificates;

   o with respect to such Distribution Date, the amount of any interest shortfall for each class of Offered Certificates, together with the amount of any unpaid interest shortfall for such class immediately following such Distribution Date;

   o with respect to each class of Offered Certificates, the losses allocated to such class with respect to such Distribution Date;

   o the Class Certificate Balance of each class of Offered Certificates, after giving effect to distributions of principal of such certificates on such Distribution Date; and

   o any additional amount distributed to the holder of the Class A-R Certificate on such Distribution Date.

      The monthly statement is prepared by the Trustee based on information it calculates related to the deposited underlying certificates. The trustee is responsible for calculating and verifying the information in the monthly statement. The report to certificateholders may include additional or other information of a similar nature to that specified above.

                              CREDIT ENHANCEMENT

      The Issuing Entity does not include any credit enhancement mechanism. The only credit enhancement available to the certificates consists of the credit enhancement provided to the Deposited Underlying Certificates.

The Subordinated Underlying Certificates

      In addition to issuing the Deposited Underlying Certificates, the Underlying Trust issued fourteen other classes of certificates, including the Subordinated Underlying Certificates. These Subordinated Underlying Certificates provide credit enhancement for the Deposited Underlying Certificates and the other classes of Senior Underlying Certificates as described in the underlying prospectus supplement under the heading "Credit Enhancement--Subordination." Credit enhancement is generally provided to the Senior Underlying Certificates by allocation of realized losses to the Subordinated Underlying Certificates until the class certificate balances of such Subordinated Underlying Certificates are reduced to zero. However, the Subordinated Underlying Certificates will provide limited protection against certain categories of realized losses (referred to as excess losses) such as special hazard losses, bankruptcy losses and fraud losses that are in excess of coverage amounts specified in the underlying prospectus supplement and described in this free writing prospectus. Any such losses in excess of such amounts will be allocated pro rata to all classes of certificates issued by the Underlying Trust (including the Deposited Underlying Certificates), even if the aggregate class certificate balance of the Subordinated Underlying Certificates has not been reduced to zero.

      If any Underlying Realized Losses, including excess losses, on the Underlying Group 2 Mortgage Loans are allocated to the Deposited Underlying Certificates, they will be allocated to the class of certificates (other than the Class A-R Certificates), pro rata based on their respective Class Certificate Balances; provided, that any Underlying Realized Losses that would otherwise be allocated to the Class A-1 Certificates will be allocated to the Class A-2 Certificates, until its Class Certificate Balance is reduced to zero.

      See "Description of the Certificates--Allocation of Losses" and "Credit Enhancement--Subordination" in the underlying prospectus supplement for a description of the allocation of Realized Losses (including Excess Losses). As reported in the July 25, 2006 Underlying Trust Monthly Statement, as of the applicable record date, the Special Hazard Loss Coverage Amount, the Bankruptcy Loss Coverage Amount and the Fraud Loss Coverage Amount for the Underlying Trust each equaled $4,644,107.13, $150,000.00 and $14,863,021.00, respectively.


                                                UNDERLYING GROUP 1 MORTGAGE LOANS

                                   Mortgage Rates for the Underlying Group 1 Mortgage Loans(1)

-----------------------------------------------------------------------------------------------------------------------------------
                                 Number
                              of Under-                        Percent of                   Weighted                      Weighted
                                  lying          Aggregate      Aggregate       Weighted     Average         Average       Average
                                Group 1          Principal      Principal        Average        FICO         Current      Loan-to-
Range of                       Mortgage            Balance        Balance       Mortgage      Credit       Principal         Value
Mortgage Rates (%)                Loans        Outstanding    Outstanding           Rate       Score         Balance         Ratio
---------------------------  -----------  ----------------    -----------     ----------   ---------    ------------    ----------
4.501 - 5.000.............            1    $    249,000.00           0.17%        5.000%         814    $ 249,000.00        68.79%
5.001 - 5.500.............           37      10,088,704.61           6.97         5.440          736      272,667.69        59.74
5.501 - 6.000.............          164      44,080,361.15          30.45         5.844          730      268,782.69        63.82
6.001 - 6.500.............          210      50,616,784.84          34.97         6.310          708      241,032.31        73.29
6.501 - 7.000.............          145      31,720,879.63          21.91         6.782          690      218,764.69        78.64
7.001 - 7.500.............           42       7,481,675.45           5.17         7.295          672      178,135.13        80.44
7.501 - 8.000.............            3         511,941.82           0.35         7.816          644      170,647.27        78.42
                                    ---    ---------------        -------
   Total..................          602    $144,749,347.50        100.00%
                                    ===    ===============        =======


------------
(1) As of the Reference Date, the weighted average Mortgage Rate of the Underlying Group 1 Mortgage Loans was approximately 6.265% per annum.



                              Current Principal Balances for the Underlying Group 1 Mortgage Loans(1)

-----------------------------------------------------------------------------------------------------------------------------------


                                 Number
                              of Under-                        Percent of                   Weighted                      Weighted
                                  lying          Aggregate      Aggregate       Weighted     Average         Average       Average
                                Group 1          Principal      Principal        Average        FICO         Current      Loan-to-
Range of Current Mortgage      Mortgage            Balance        Balance       Mortgage      Credit       Principal         Value
Loan Principal Balances ($)       Loans        Outstanding    Outstanding           Rate       Score         Balance         Ratio
---------------------------  -----------  ----------------    -----------     ----------   ---------    ------------    ----------
0.01 - 50,000.00..........            1    $     47,900.06           0.03%        7.000%         690    $  47,900.06        90.00%
50,000.01 - 100,000.00....           25       2,130,956.31           1.47         6.795          702       85,238.25        75.75
100,000.01 - 150,000.00...           90      11,351,588.97           7.84         6.481          705      126,128.77        71.60
150,000.01 - 200,000.00...          110      19,569,989.27          13.52         6.438          698      177,908.99        73.68
200,000.01 - 250,000.00...           94      21,262,745.46          14.69         6.341          713      226,199.42        71.47
250,000.01 - 300,000.00...          122      33,904,049.96          23.42         6.243          709      277,902.05        68.50
300,000.01 - 350,000.00...           99      32,207,209.32          22.25         6.097          708      325,325.35        72.86
350,000.01 - 400,000.00...           41      14,749,272.59          10.19         6.167          720      359,738.36        69.92
400,000.01 - 450,000.00...            9       3,844,002.56           2.66         6.354          733      427,111.40        68.13
450,000.01 - 500,000.00...            6       2,785,450.71           1.92         5.895          745      464,241.79        63.18
500,000.01 - 550,000.00...            3       1,585,682.29           1.10         5.879          746      528,560.76        62.91
600,000.01 - 650,000.00...            1         628,000.00           0.43         6.250          748      628,000.00        80.00
650,000.01 - 700,000.00...            1         682,500.00           0.47         6.750          803      682,500.00        75.00
                                    ---    ---------------        -------
   Total..................          602    $144,749,347.50        100.00%
                                    ===    ===============        =======


------------
(1) As of the Reference Date, the average principal balance of the Underlying Group 1 Mortgage Loans was approximately $240,447.


                             Original Loan-to-Value Ratios for the Underlying Group 1 Mortgage Loans(1)

-----------------------------------------------------------------------------------------------------------------------------------
                                 Number
                              of Under-                        Percent of                   Weighted                      Weighted
                                  lying          Aggregate      Aggregate       Weighted     Average         Average       Average
                                Group 1          Principal      Principal        Average        FICO         Current      Loan-to-
Range of Original Loan-        Mortgage            Balance        Balance       Mortgage      Credit       Principal         Value
to-Value Ratios (%)               Loans        Outstanding    Outstanding           Rate       Score         Balance         Ratio
---------------------------  -----------  ----------------    -----------     ----------   ---------    ------------    ----------
10.01 - 20.00.............            1    $     85,000.00           0.06%        6.875%         624    $  85,000.00        20.00%
20.01 - 30.00.............            4         768,500.00           0.53         5.854          775      192,125.00        25.26
30.01 - 40.00.............           23       5,328,441.15           3.68         5.899          739      231,671.35        36.46
40.01 - 50.00.............           33       9,081,460.21           6.27         5.822          740      275,195.76        45.95
50.01 - 60.00.............           49      12,348,632.67           8.53         5.892          728      252,012.91        55.74
60.01 - 70.00.............           95      25,285,734.63          17.47         6.010          716      266,165.63        65.16
70.01 - 80.00.............          367      85,515,721.65          59.08         6.443          703      233,012.87        78.78
80.01 - 90.00.............           21       4,505,116.09           3.11         6.573          697      214,529.34        88.87
90.01 - 100.00............            9       1,830,741.10           1.26         6.637          682      203,415.68        94.50
                                    ---    ---------------        -------
   Total..................          602    $144,749,347.50        100.00%
                                    ===    ===============        =======


------------
(1) As of the Reference Date, the weighted average original Loan-to-Value Ratio of the Underlying Group 1 Mortgage Loans was approximately 71.01%.



                             Original Term to Stated Maturity for the Underlying Group 1 Mortgage Loans

-----------------------------------------------------------------------------------------------------------------------------------
                                 Number
                              of Under-                        Percent of                   Weighted                      Weighted
                                  lying          Aggregate      Aggregate       Weighted     Average         Average       Average
                                Group 1          Principal      Principal        Average        FICO         Current      Loan-to-
Original Term to Stated        Mortgage            Balance        Balance       Mortgage      Credit       Principal         Value
Maturity (months)                 Loans        Outstanding    Outstanding           Rate       Score         Balance         Ratio
---------------------------  -----------  ----------------    -----------     ----------   ---------    ------------    ----------
360.......................          602    $144,749,347.50        100.00%         6.265%         711    $ 240,447.42        71.01%
                                    ---    ---------------        -------
   Total..................          602    $144,749,347.50        100.00%
                                    ===    ===============        =======




                          Remaining Terms to Stated Maturity for the Underlying Group 1 Mortgage Loans(1)

-----------------------------------------------------------------------------------------------------------------------------------

                                 Number
                              of Under-                        Percent of                   Weighted                      Weighted
                                  lying          Aggregate      Aggregate       Weighted     Average         Average       Average
                                Group 1          Principal      Principal        Average        FICO         Current      Loan-to-
Range of Remaining Terms       Mortgage            Balance        Balance       Mortgage      Credit       Principal         Value
to Stated Maturity (months)       Loans        Outstanding    Outstanding           Rate       Score         Balance         Ratio
---------------------------  -----------  ----------------    -----------     ----------   ---------    ------------    ----------
301 - 360.................          602    $144,749,347.50        100.00%         6.265%         711    $ 240,447.42        71.01%
                                    ---    ---------------        -------
   Total..................          602    $144,749,347.50        100.00%
                                    ===    ===============        =======


------------
(1) As of the Reference Date, the weighted average remaining term to stated maturity of the Underlying Group 1 Mortgage Loans was approximately 351 months.


                   Geographic Distribution of the Mortgaged Properties for the Underlying Group 1 Mortgage Loans

-----------------------------------------------------------------------------------------------------------------------------------
                                 Number
                              of Under-                        Percent of                   Weighted                      Weighted
                                  lying          Aggregate      Aggregate       Weighted     Average         Average       Average
                                Group 1          Principal      Principal        Average        FICO         Current      Loan-to-
                               Mortgage            Balance        Balance       Mortgage      Credit       Principal         Value
Geographic Distribution           Loans        Outstanding    Outstanding           Rate       Score         Balance         Ratio
---------------------------  -----------  ----------------    -----------     ----------   ---------    ------------    ----------
Alabama...................            2    $    294,800.00          0.20%         6.773%         660    $ 147,400.00        80.00%
Arizona...................           19       4,547,654.14           3.14         6.115          705      239,350.22        67.28
California................          166      49,599,344.56          34.27         6.019          724      298,791.23        63.29
Colorado..................           21       4,422,004.56           3.05         6.229          708      210,571.65        76.15
Connecticut...............            8       1,738,968.87           1.20         6.653          685      217,371.11        80.06
Delaware..................            1         220,064.26           0.15         6.250          679      220,064.26        80.00
District of Columbia......            2         360,559.00           0.25         7.322          686      180,279.50        80.00
Florida...................           90      17,473,207.08          12.07         6.520          698      194,146.75        75.77
Georgia...................            5         911,592.24           0.63         6.118          700      182,318.45        76.86
Hawaii....................            4       1,756,095.56           1.21         6.038          743      439,023.89        78.23
Idaho.....................            3         225,420.06           0.16         6.499          699       75,140.02        82.12
Illinois..................           46       9,028,874.29           6.24         6.666          690      196,279.88        79.68
Kentucky..................            2         210,400.00           0.15         6.607          729      105,200.00        80.00
Louisiana.................            1          85,520.00           0.06         7.250          716       85,520.00        80.00
Maine.....................            1         123,869.34           0.09         6.625          739      123,869.34        79.16
Maryland..................           35       8,475,791.40           5.86         6.374          686      242,165.47        73.73
Massachusetts.............            6       1,748,213.54           1.21         6.435          708      291,368.92        77.44
Michigan..................            8       1,238,562.65           0.86         6.112          737      154,820.33        77.59
Minnesota.................            4         567,965.30           0.39         6.641          745      141,991.33        83.55
Mississippi...............            1         233,596.53           0.16         6.000          719      233,596.53        80.00
Missouri..................            3         673,026.00           0.46         6.533          677      224,342.00        86.69
Nevada....................           18       4,054,065.86           2.80         6.464          716      225,225.88        73.81
New Jersey................           26       6,698,005.91           4.63         6.473          706      257,615.61        72.50
New York..................           38      10,880,428.03           7.52         6.226          719      286,327.05        69.09
North Carolina............            5         827,935.45           0.57         6.269          719      165,587.09        72.50
Ohio......................           10       1,524,400.40           1.05         6.268          706      152,440.04        78.62
Oregon....................            3         652,800.00           0.45         5.949          740      217,600.00        58.61
Pennsylvania..............            8       1,662,720.19           1.15         6.316          712      207,840.02        78.35
South Carolina............            2         232,290.78           0.16         6.950          655      116,145.39        78.01
Tennessee.................            2         402,728.73           0.28         6.295          745      201,364.37        80.00
Texas.....................           13       2,190,353.04           1.51         6.561          696      168,488.70        81.14
Utah......................            1         169,000.00           0.12         6.375          701      169,000.00        78.61
Virginia..................           38       9,318,326.09           6.44         6.350          700      245,219.11        75.60
Washington................            7       1,759,114.48           1.22         5.982          721      251,302.07        79.61
West Virginia.............            1         144,697.93           0.10         5.500          712      144,697.93        68.68
Wisconsin.................            1         178,400.00           0.12         6.375          669      178,400.00        80.00
Wyoming...................            1         118,551.23           0.08         5.875          754      118,551.23        80.00
                                    ---    ---------------        -------
   Total..................          602    $144,749,347.50        100.00%
                                    ===    ===============        =======



                                Mortgagors' Fico Scores for the Underlying Group 1 Mortgage Loans(1)

-----------------------------------------------------------------------------------------------------------------------------------
                                 Number
                              of Under-                        Percent of                   Weighted                      Weighted
                                  lying          Aggregate      Aggregate       Weighted     Average         Average       Average
                                Group 1          Principal      Principal        Average        FICO         Current      Loan-to-
Range of FICO                  Mortgage            Balance        Balance       Mortgage      Credit       Principal         Value
Credit Scores                     Loans        Outstanding    Outstanding           Rate       Score         Balance         Ratio
---------------------------  -----------  ----------------    -----------     ----------   ---------    ------------    ----------
801 - 820.................           12    $  3,583,696.04          2.48%         5.993%         807    $ 298,641.34        62.28%
781 - 800.................           36       8,570,125.78          5.92          5.968          790      238,059.05        60.76
761 - 780.................           61      15,375,676.81         10.62          6.005          771      252,060.28        66.21
741 - 760.................           58      14,727,441.47         10.17          6.103          751      253,921.40        67.75
721 - 740.................           69      17,867,586.12         12.34          6.291          730      258,950.52        73.51
701 - 720.................           95      23,599,254.82         16.30          6.135          710      248,413.21        69.28
681 - 700.................           85      18,925,986.99         13.08          6.347          691      222,658.67        74.24
661 - 680.................           64      15,158,754.53         10.47          6.455          671      236,855.54        77.04
641 - 660.................           71      16,060,262.86         11.10          6.471          651      226,200.89        74.44
621 - 640.................           45       9,406,183.64          6.50          6.713          630      209,026.30        73.66
601 - 620.................            6       1,474,378.44          1.02          6.625          620      245,729.74        74.40
                                    ---    ---------------        -------
   Total..................          602    $144,749,347.50        100.00%
                                    ===    ===============        =======


------------
(1) As of the Reference Date, the weighted average FICO Credit Score of the Underlying Group 1 Mortgage Loans was approximately 711.



                              Types of Mortgaged Properties for the Underlying Group 1 Mortgage Loans

-----------------------------------------------------------------------------------------------------------------------------------

                                 Number
                              of Under-                        Percent of                   Weighted                      Weighted
                                  lying          Aggregate      Aggregate       Weighted     Average         Average       Average
                                Group 1          Principal      Principal        Average        FICO         Current      Loan-to-
                               Mortgage            Balance        Balance       Mortgage      Credit       Principal         Value
Property Type                     Loans        Outstanding    Outstanding           Rate       Score         Balance         Ratio
---------------------------  -----------  ----------------    -----------     ----------   ---------    ------------    ----------
Single Family Residence...          321    $ 73,800,719.97         50.99%         6.247%         709    $ 229,908.78        70.73%
Townhouse.................           12       2,077,122.95          1.43          6.246          713      173,093.58        73.72
Low-Rise Condominium......           83      18,548,886.09         12.81          6.312          713      223,480.56        71.63
High-Rise Condominium.....           12       2,531,585.22          1.75          6.457          712      210,965.44        70.67
Two-Family Residence......           27       8,459,166.55          5.84          6.430          712      313,302.46        67.91
Three-Family Residence....            9       2,889,889.82          2.00          6.079          729      321,098.87        62.49
Four-Family Residence.....           14       5,967,015.58          4.12          6.177          744      426,215.40        65.59
Planned Unit
  Development (PUD).......          124      30,474,961.32         21.05          6.255          706      245,765.82        73.89
                                    ---    ---------------        -------
   Total..................          602    $144,749,347.50        100.00%
                                    ===    ===============        =======




                                         Purposes of the Underlying Group 1 Mortgage Loans

-----------------------------------------------------------------------------------------------------------------------------------

                                 Number
                              of Under-                        Percent of                   Weighted                      Weighted
                                  lying          Aggregate      Aggregate       Weighted     Average         Average       Average
                                Group 1          Principal      Principal        Average        FICO         Current      Loan-to-
                               Mortgage            Balance        Balance       Mortgage      Credit       Principal         Value
Loan Purpose                      Loans        Outstanding    Outstanding           Rate       Score         Balance         Ratio
---------------------------  -----------  ----------------    -----------     ----------   ---------    ------------    ----------
Purchase..................          277    $ 63,762,522.41         44.05%         6.418%         711    $ 230,189.61        76.35%
Refinance (Cash Out)......          240      60,719,083.40         41.95          6.185          710      252,996.18        66.19
Refinance (Rate/Term).....           85      20,267,741.69         14.00          6.025          712      238,444.02        68.70
                                    ---    ---------------        -------
   Total..................          602    $144,749,347.50        100.00%
                                    ===    ===============        =======



                                    Occupancy Types for the Underlying Group 1 Mortgage Loans(1)

-----------------------------------------------------------------------------------------------------------------------------------

                                 Number
                              of Under-                        Percent of                   Weighted                      Weighted
                                  lying          Aggregate      Aggregate       Weighted     Average         Average       Average
                                Group 1          Principal      Principal        Average        FICO         Current      Loan-to-
                               Mortgage            Balance        Balance       Mortgage      Credit       Principal         Value
Occupancy Type                    Loans        Outstanding    Outstanding           Rate       Score         Balance         Ratio
---------------------------  -----------  ----------------    -----------     ----------   ---------    ------------    ----------
Owner Occupied............          474    $114,655,560.86         79.21%         6.288%         705    $ 241,889.37        72.60%
Investment................           97      23,199,120.58          16.03         6.167          738      239,166.19        64.03
Secondary Home............           31       6,894,666.06           4.76         6.207          710      222,408.58        68.20
                                    ---    ---------------        -------
   Total..................          602    $144,749,347.50        100.00%
                                    ===    ===============        =======


------------
(1) Based upon representations of the related mortgagors at the time of origination.



                                 Loan Documentation Type for the Underlying Group 1 Mortgage Loans

-----------------------------------------------------------------------------------------------------------------------------------

                                 Number
                              of Under-                        Percent of                   Weighted                      Weighted
                                  lying          Aggregate      Aggregate       Weighted     Average         Average       Average
                                Group 1          Principal      Principal        Average        FICO         Current      Loan-to-
                               Mortgage            Balance        Balance       Mortgage      Credit       Principal         Value
Type of Program                   Loans        Outstanding    Outstanding           Rate       Score         Balance         Ratio
---------------------------  -----------  ----------------    -----------     ----------   ---------    ------------    ----------
Full/Alternate............          120    $ 27,999,091.07         19.34%         6.101%         730    $ 233,325.76        73.76%
Stated Income.............          322      78,183,793.40         54.01          6.378          701      242,806.81        74.45
No Ratio..................           47      11,658,537.70          8.05          6.201          723      248,053.99        68.18
No Income/No Asset........           32       7,536,466.83          5.21          6.135          697      235,514.59        62.15
No Doc....................           81      19,371,458.50         13.38          6.136          718      239,153.81        58.32
                                    ---    ---------------        -------
   Total..................          602    $144,749,347.50        100.00%
                                    ===    ===============        =======




                                       Loan Ages for the Underlying Group 1 Mortgage Loans(1)

-----------------------------------------------------------------------------------------------------------------------------------
                                 Number
                              of Under-                        Percent of                   Weighted                      Weighted
                                  lying          Aggregate      Aggregate       Weighted     Average         Average       Average
                                Group 1          Principal      Principal        Average        FICO         Current      Loan-to-
Range of                       Mortgage            Balance        Balance       Mortgage      Credit       Principal         Value
Loan Ages (months)                Loans        Outstanding    Outstanding           Rate       Score         Balance         Ratio
---------------------------  -----------  ----------------    -----------     ----------   ---------    ------------    ----------
6 - 10....................          579    $139,783,822.20         96.57%         6.269%         710    $ 241,422.84        71.02%
11 - 15...................           23       4,965,525.30          3.43          6.143          720      215,892.40        70.96
                                    ---    ---------------        -------
   Total..................          602    $144,749,347.50        100.00%
                                    ===    ===============        =======


------------
(1) As of the Reference Date, the weighted average loan age of the Underlying Group 1 Mortgage Loans was approximately 9 months.



                                      Loan Programs for the Underlying Group 1 Mortgage Loans

-----------------------------------------------------------------------------------------------------------------------------------

                                 Number
                              of Under-                        Percent of                   Weighted                      Weighted
                                  lying          Aggregate      Aggregate       Weighted     Average         Average       Average
                                Group 1          Principal      Principal        Average        FICO         Current      Loan-to-
                               Mortgage            Balance        Balance       Mortgage      Credit       Principal         Value
Loan Program                      Loans        Outstanding    Outstanding           Rate       Score         Balance         Ratio
---------------------------  -----------  ----------------    -----------     ----------   ---------    ------------    ----------
10/1 CMT Interest Only....            1    $    203,000.00         0.14%          5.750%         709    $ 203,000.00        74.91%
10/1 LIBOR................            4         782,030.53          0.54          6.146          741      195,507.63        79.51
10/1 LIBOR Interest Only..           14       3,351,173.33          2.32          5.994          741      239,369.52        72.81
10/6 LIBOR................           93      20,220,272.67         13.97          6.347          702      217,422.29        73.42
10/6 LIBOR Interest Only..          490     120,192,870.97         83.04          6.260          711      245,291.57        70.50
                                    ---    ---------------        -------
   Total..................          602    $144,749,347.50        100.00%
                                    ===    ===============        =======



                                  Prepayment Charge Terms of the Underlying Group 1 Mortgage Loans

-----------------------------------------------------------------------------------------------------------------------------------
                                 Number
                              of Under-                        Percent of                   Weighted                      Weighted
                                  lying          Aggregate      Aggregate       Weighted     Average         Average       Average
                                Group 1          Principal      Principal        Average        FICO         Current      Loan-to-
Prepayment Charge              Mortgage            Balance        Balance       Mortgage      Credit       Principal         Value
Term (months)                     Loans        Outstanding    Outstanding           Rate       Score         Balance         Ratio
---------------------------  -----------  ----------------    -----------     ----------   ---------    ------------    ----------
None......................          417    $102,475,900.82         70.80%         6.312%         709    $ 245,745.57        70.63%
24........................            1         275,920.00          0.19          6.500          722      275,920.00        80.00
36........................          184      41,997,526.68         29.01          6.148          715      228,247.43        71.89
                                    ---    ---------------        -------
   Total..................          602    $144,749,347.50        100.00%
                                    ===    ===============        =======




                                     Gross Margins for the Underlying Group 1 Mortgage Loans(1)

-----------------------------------------------------------------------------------------------------------------------------------
                                 Number
                              of Under-                        Percent of                   Weighted                      Weighted
                                  lying          Aggregate      Aggregate       Weighted     Average         Average       Average
                                Group 1          Principal      Principal        Average        FICO         Current      Loan-to-
Range of Gross                 Mortgage            Balance        Balance       Mortgage      Credit       Principal         Value
Margins (%)                       Loans        Outstanding    Outstanding           Rate       Score         Balance         Ratio
---------------------------  -----------  ----------------    -----------     ----------   ---------    ------------    ----------
2.001 - 2.500.............           22    $  5,342,343.61          3.69%         6.040%         742    $ 242,833.80        71.28%
2.501 - 3.000.............          578     138,727,679.31         95.84          6.273          710      240,013.29        70.96
3.001 - 3.500.............            1         348,000.00          0.24          6.375          740      348,000.00        80.00
3.501 - 4.000.............            1         331,324.58          0.23          6.375          689      331,324.58        80.00
                                    ---    ---------------        -------
   Total..................          602    $144,749,347.50        100.00%
                                    ===    ===============        =======


------------
(1) As of the Reference Date, the weighted average Gross Margin of the Underlying Group 1 Mortgage Loans was approximately 2.735%.



                            Months to Initial Adjustment Date for the Underlying Group 1 Mortgage Loans

-----------------------------------------------------------------------------------------------------------------------------------
                                 Number
                              of Under-                        Percent of                   Weighted                      Weighted
                                  lying          Aggregate      Aggregate       Weighted     Average         Average       Average
                                Group 1          Principal      Principal        Average        FICO         Current      Loan-to-
Number of Months to            Mortgage            Balance        Balance       Mortgage      Credit       Principal         Value
Initial Adjustment Date           Loans        Outstanding    Outstanding           Rate       Score         Balance         Ratio
---------------------------  -----------  ----------------    -----------     ----------   ---------    ------------    ----------
107.......................            3    $    555,625.47          0.38%         5.510%        773    $ 185,208.49        64.88%
108.......................            5       1,077,290.88          0.74          6.320         710      215,458.18        78.03
109.......................           15       3,332,608.95          2.30          6.191         715      222,173.93        69.69
110.......................           92      21,852,052.71         15.10          6.349         716      237,522.31        73.97
111.......................          343      82,323,505.46         56.87          6.296         710      240,010.22        71.09
112.......................          144      35,608,264.03         24.60          6.158         707      247,279.61        69.03
                                    ---    ---------------        -------
   Total..................          602    $144,749,347.50        100.00%
                                    ===    ===============        =======



                                Maximum Mortgage Rates for the Underlying Group 1 Mortgage Loans(1)

-----------------------------------------------------------------------------------------------------------------------------------
                                 Number
                              of Under-                        Percent of                   Weighted                      Weighted
                                  lying          Aggregate      Aggregate       Weighted     Average         Average       Average
                                Group 1          Principal      Principal        Average        FICO         Current      Loan-to-
Range of Maximum               Mortgage            Balance        Balance       Mortgage      Credit       Principal         Value
Mortgage Rates (%)                Loans        Outstanding    Outstanding           Rate       Score         Balance         Ratio
---------------------------  -----------  ----------------    -----------     ----------   ---------    ------------    ----------
10.000 - 10.500...........            2    $    480,995.00          0.33%         5.447%         718    $ 240,497.50        75.15%
10.501 - 11.000...........           11       2,336,247.59          1.61          5.799          768      212,386.14        69.66
11.001 - 11.500...........           42      11,375,670.88          7.86          5.574          734      270,849.31        62.08
11.501 - 12.000...........          155      42,352,753.31         29.26          5.848          728      273,243.57        63.66
12.001 - 12.500...........          203      48,848,823.57         33.75          6.310          708      240,634.60        73.08
12.501 - 13.000...........          144      31,361,239.88         21.67          6.784          690      217,786.39        78.63
13.001 - 13.500...........           42       7,481,675.45          5.17          7.295          672      178,135.13        80.44
13.501 - 14.000...........            3         511,941.82          0.35          7.816          644      170,647.27        78.42
                                    ---    ---------------        -------
   Total..................          602    $144,749,347.50        100.00%
                                    ===    ===============        =======


------------
(1) As of the Reference Date, the weighted average Maximum Mortgage Rate of the Underlying Group 1 Mortgage Loans was approximately 12.233%.



                                Initial Periodic Rate Cap for the Underlying Group 1 Mortgage Loans

-----------------------------------------------------------------------------------------------------------------------------------
                                 Number
                              of Under-                        Percent of                   Weighted                      Weighted
                                  lying          Aggregate      Aggregate       Weighted     Average         Average       Average
                                Group 1          Principal      Principal        Average        FICO         Current      Loan-to-
Initial Periodic               Mortgage            Balance        Balance       Mortgage      Credit       Principal         Value
Rate Cap (%)                      Loans        Outstanding    Outstanding           Rate       Score         Balance         Ratio
---------------------------  -----------  ----------------    -----------     ----------   ---------    ------------    ----------
5.000.....................          599    $143,899,847.50         99.41%         6.267%         710    $ 240,233.47        71.11%
6.000.....................            3         849,500.00          0.59          5.875          760      283,166.67        54.03
                                    ---    ---------------        -------
   Total..................          602    $144,749,347.50        100.00%
                                    ===    ===============        =======


------------
(1) As of the Reference Date, the weighted average Initial Periodic Rate Cap of the Underlying Group 1 Mortgage Loans was approximately 5.006%.





                             Subsequent Periodic Rate Cap for the Underlying Group 1 Mortgage Loans(1)

-----------------------------------------------------------------------------------------------------------------------------------
                                 Number
                              of Under-                        Percent of                   Weighted                      Weighted
                                  lying          Aggregate      Aggregate       Weighted     Average         Average       Average
                                Group 1          Principal      Principal        Average        FICO         Current      Loan-to-
Subsequent Periodic            Mortgage            Balance        Balance       Mortgage      Credit       Principal         Value
Rate Cap (%)                      Loans        Outstanding    Outstanding           Rate       Score         Balance         Ratio
---------------------------  -----------  ----------------    -----------     ----------   ---------    ------------    ----------
1.000.....................          578    $139,004,295.12         96.03%         6.275%         710    $ 240,491.86        71.02%
2.000.....................           24       5,745,052.38           3.97         6.024          740      239,377.18        70.86
   Total..................          602    $144,749,347.50        100.00%
                                    ---    ---------------        -------
   Total..................          602    $144,749,347.50        100.00%
                                    ===    ===============        =======


------------
(1) As of the Reference Date, the weighted average Subsequent Periodic Rate Cap of the Underlying Group 1 Mortgage Loans was approximately 1.040%.


                                                 UNDERLYING GROUP 2 MORTGAGE LOANS

                                    Mortgage Rates for the Underlying Group 2 Mortgage Loans(1)

-----------------------------------------------------------------------------------------------------------------------------------
                                 Number
                              of Under-                        Percent of                   Weighted                      Weighted
                                  lying          Aggregate      Aggregate       Weighted     Average         Average       Average
                                Group 2          Principal      Principal        Average        FICO         Current      Loan-to-
Range of                       Mortgage            Balance        Balance       Mortgage      Credit       Principal         Value
Mortgage Rates (%)                Loans        Outstanding    Outstanding           Rate       Score         Balance         Ratio
---------------------------  -----------  ----------------    -----------     ----------   ---------    ------------    ----------
5.001 - 5.500.............           43    $ 25,276,732.19          8.08%          5.421%        737    $ 587,830.98        67.94%
5.501 - 6.000.............          258     160,935,548.85         51.45           5.843         727      623,781.20        68.54
6.001 - 6.500.............          152      89,165,607.82         28.51           6.295         711      586,615.84        72.58
6.501 - 7.000.............           63      31,925,096.71         10.21           6.723         694      506,747.57        76.95
7.001 - 7.500.............           11       4,906,902.46          1.57           7.224         693      446,082.04        79.52
8.001 - 8.500.............            1         560,000.00          0.18           8.125         628      560,000.00        80.00
                                    ---    ---------------        -------
   Total..................          528    $312,769,888.03        100.00%
                                    ===    ===============        =======


------------
(1) As of the Reference Date, the weighted average Mortgage Rate of the Underlying Group 2 Mortgage Loans was approximately 6.053% per annum.



                              Current Principal Balances for the Underlying Group 2 Mortgage Loans(1)

-----------------------------------------------------------------------------------------------------------------------------------

                                 Number
                              of Under-                        Percent of                   Weighted                      Weighted
                                  lying          Aggregate      Aggregate       Weighted     Average         Average       Average
                                Group 2          Principal      Principal        Average        FICO         Current      Loan-to-
Range of Current Mortgage      Mortgage            Balance        Balance       Mortgage      Credit       Principal         Value
Loan Principal Balances ($)       Loans        Outstanding    Outstanding           Rate       Score         Balance         Ratio
---------------------------  -----------  ----------------    -----------     ----------   ---------    ------------    ----------
150,000.01 - 200,000.00...            1    $    200,000.00          0.06%          6.750%        710    $ 200,000.00        67.65%
300,000.01 - 350,000.00...            1         307,000.02          0.10           6.000         790      307,000.02        74.94
350,000.01 - 400,000.00...           60      22,853,963.07          7.31           6.239         708      380,899.38        73.50
400,000.01 - 450,000.00...           76      32,591,152.26         10.42           6.207         711      428,830.95        73.21
450,000.01 - 500,000.00...           95      45,429,860.02         14.53           6.055         717      478,209.05        72.39
500,000.01 - 550,000.00...           57      30,113,332.18          9.63           6.099         717      528,304.07        72.09
550,000.01 - 600,000.00...           54      31,161,132.22          9.96           6.077         718      577,058.00        73.28
600,000.01 - 650,000.00...           51      32,325,361.53         10.34           6.089         715      633,830.62        72.67
650,000.01 - 700,000.00...           20      13,475,310.14          4.31           5.925         731      673,765.51        72.92
700,000.01 - 750,000.00...           31      22,697,695.63          7.26           5.923         731      732,183.73        70.47
750,000.01 - 800,000.00...           21      16,384,582.37          5.24           5.946         731      780,218.21        70.51
800,000.01 - 850,000.00...            6       5,000,754.25          1.60           6.122         741      833,459.04        74.56
850,000.01 - 900,000.00...           14      12,315,267.64          3.94           5.841         727      879,661.97        65.93
900,000.01 - 950,000.00...            7       6,499,816.55          2.08           6.147         725      928,545.22        71.52
950,000.01 - 1,000,000.00.           19      18,740,402.09          5.99           5.901         729      986,336.95        64.36
1,000,000.01 -
  1,500,000.00............           11      15,181,318.09          4.85           5.922         711    1,380,119.83        59.93
1,500,000.01 -
  2,000,000.00............            3       5,392,975.97          1.72           6.013         690    1,797,658.66        53.35
2,000,000.01 -
  2,250,000.00............            1       2,099,964.00          0.67           6.250         737    2,099,964.00        59.74
                                    ---    ---------------        -------
   Total..................          528    $312,769,888.03        100.00%
                                    ===    ===============        =======


------------
(1) As of the Reference Date, the average principal balance of the Underlying Group 2 Mortgage Loans was approximately $592,367.


                             Original Loan-to-Value Ratios for the Underlying Group 2 Mortgage Loans(1)

-----------------------------------------------------------------------------------------------------------------------------------
                                 Number
                              of Under-                        Percent of                   Weighted                      Weighted
                                  lying          Aggregate      Aggregate       Weighted     Average         Average       Average
                                Group 2          Principal      Principal        Average        FICO         Current      Loan-to-
Range of Original Loan-        Mortgage            Balance        Balance       Mortgage      Credit       Principal         Value
to-Value Ratios (%)               Loans        Outstanding    Outstanding           Rate       Score         Balance         Ratio
---------------------------  -----------  ----------------    -----------     ----------   ---------    ------------    ----------
20.01 - 30.00.............            4    $  3,380,032.67            1.08%         5.747%       722    $ 845,008.17        26.72%
30.01 - 40.00.............            9       6,567,033.12           2.10          6.011         730      729,670.35        35.41
40.01 - 50.00.............           12       7,837,211.79           2.51          5.819         720      653,100.98        46.83
50.01 - 60.00.............           43      30,276,602.63           9.68          5.875         722      704,107.04        56.41
60.01 - 70.00.............          127      79,738,852.98          25.49          5.942         715      627,864.98        65.76
70.01 - 80.00.............          326     181,730,421.55          58.10          6.140         720      557,455.28        78.03
80.01 - 90.00.............            4       1,961,410.71           0.63          6.319         719      490,352.68        86.45
90.01 - 100.00............            3       1,278,322.58           0.41          6.884         719      426,107.53        93.58
                                    ---    ---------------        -------
   Total..................          528    $312,769,888.03        100.00%
                                    ===    ===============        =======


------------
(1) As of the Reference Date, the weighted average original Loan-to-Value Ratio of the Underlying Group 2 Mortgage Loans was approximately 70.69%.



                             Original Term to Stated Maturity for the Underlying Group 2 Mortgage Loans

-----------------------------------------------------------------------------------------------------------------------------------
                                 Number
                              of Under-                        Percent of                   Weighted                      Weighted
                                  lying          Aggregate      Aggregate       Weighted     Average         Average       Average
                                Group 2          Principal      Principal        Average        FICO         Current      Loan-to-
Original Term to Stated        Mortgage            Balance        Balance       Mortgage      Credit       Principal         Value
Maturity (months)                 Loans        Outstanding    Outstanding           Rate       Score         Balance         Ratio
---------------------------  -----------  ----------------    -----------     ----------   ---------    ------------    ----------
360.......................          528    $312,769,888.03        100.00%          6.053%        719    $ 592,367.21        70.69%
                                    ---    ---------------        -------
   Total..................          528    $312,769,888.03        100.00%
                                    ===    ===============        =======




                          Remaining Terms to Stated Maturity for the Underlying Group 2 Mortgage Loans(1)

-----------------------------------------------------------------------------------------------------------------------------------

                                 Number
                              of Under-                        Percent of                   Weighted                      Weighted
                                  lying          Aggregate      Aggregate       Weighted     Average         Average       Average
Range of Remaining Terms        Group 2          Principal      Principal        Average        FICO         Current      Loan-to-
to Stated Maturity             Mortgage            Balance        Balance       Mortgage      Credit       Principal         Value
(months)                          Loans        Outstanding    Outstanding           Rate       Score         Balance         Ratio
---------------------------  -----------  ----------------    -----------     ----------   ---------    ------------    ----------
301 - 360.................          528    $312,769,888.03        100.00%          6.053%        719    $ 592,367.21        70.69%
                                    ---    ---------------        -------
   Total..................          528    $312,769,888.03        100.00%
                                    ===    ===============        =======


------------
(1) As of the Reference Date, the weighted average remaining term to stated maturity of the Underlying Group 2 Mortgage Loans was approximately 351 months.


                   Geographic Distribution of the Mortgaged Properties for the Underlying Group 2 Mortgage Loans

-----------------------------------------------------------------------------------------------------------------------------

                                 Number
                              of Under-                        Percent of                   Weighted                      Weighted
                                  lying          Aggregate      Aggregate       Weighted     Average         Average       Average
                                Group 2          Principal      Principal        Average        FICO         Current      Loan-to-
                               Mortgage            Balance        Balance       Mortgage      Credit       Principal         Value
Geographic Distribution           Loans        Outstanding    Outstanding           Rate       Score         Balance         Ratio
---------------------------  -----------  ----------------    -----------     ----------   ---------    ------------    ----------
Arizona...................            8     $  5,305,554.71         1.70%          6.103%        703    $ 663,194.34        74.40%
California................          346      210,634,439.06        67.34           5.998         724      608,770.06        69.43
Colorado..................            2        1,442,725.68         0.46           5.688         777      721,362.84        60.28
Connecticut...............            1          370,809.70         0.12           5.500         717      370,809.70        64.21
Delaware..................            2        1,254,195.61         0.40           5.778         709      627,097.80        67.99
Florida...................           25       13,066,060.26         4.18           6.125         714      522,642.41        69.03
Georgia...................            3        1,241,160.78         0.40           5.665         736      413,720.26        76.98
Hawaii....................            4        2,700,000.00         0.86           6.250         743      675,000.00        75.56
Idaho.....................            1          512,000.00         0.16           6.500         643      512,000.00        80.00
Illinois..................           18       12,384,617.30         3.96           6.097         703      688,034.29        73.80
Indiana...................            1          811,414.14         0.26           5.875         737      811,414.14        75.93
Maryland..................           17        8,728,884.65         2.79           6.236         712      513,463.80        75.72
Massachusetts.............            4        2,697,075.91         0.86           5.978         716      674,268.98        70.31
Michigan..................            1          446,184.77         0.14           5.750         744      446,184.77        62.57
Minnesota.................            1          572,000.00         0.18           5.750         757      572,000.00        80.00
Nevada....................            5        2,615,419.46         0.84           6.552         685      523,083.89        73.27
New Hampshire.............            4        2,122,123.43         0.68           5.814         716      530,530.86        61.02
New Jersey................           18        9,917,106.61         3.17           6.279         709      550,950.37        74.84
New York..................           24       13,837,418.47         4.42           6.380         699      576,559.10        75.84
North Carolina............            1          573,300.62         0.18           6.000         670      573,300.62        56.26
Ohio......................            1          480,000.00         0.15           6.750         639      480,000.00        80.00
Pennsylvania..............            1          770,000.00         0.25           6.000         710      770,000.00        71.96
South Carolina............            2        1,004,323.08         0.32           5.875         752      502,161.54        76.05
Texas.....................            1          524,000.00         0.17           5.875         736      524,000.00        80.00
Utah......................            1          647,000.00         0.21           6.000         713      647,000.00        61.36
Virginia..................           33       16,781,073.63         5.37           6.220         710      508,517.38        74.41
Washington................            3        1,331,000.16         0.43           5.675         672      443,666.72        80.00
                                    ---     ---------------       -------
   Total..................          528     $312,769,888.03       100.00%
                                    ===     ===============       =======




                                Mortgagors' Fico Scores for the Underlying Group 2 Mortgage Loans(1)

------------------------------------------------------------------------------------------------------------------------------------
                                 Number
                              of Under-                        Percent of                   Weighted                      Weighted
                                  lying           Aggregate     Aggregate        Weighted    Average         Average       Average
                                Group 2           Principal     Principal         Average       FICO         Current      Loan-to-
Range of FICO                  Mortgage             Balance       Balance        Mortgage     Credit       Principal         Value
Credit Scores                     Loans         Outstanding   Outstanding            Rate      Score         Balance         Ratio
---------------------------  -----------  ----------------    -----------     ----------   ---------    ------------    ----------
801 - 820.................           10     $  5,732,691.44         1.83%          5.934%        805    $ 573,269.14        74.40%
781 - 800.................           55       32,999,781.77        10.55           5.977         788      599,996.03        70.45
761 - 780.................           53       31,085,474.89         9.94           5.941         769      586,518.39        70.68
741 - 760.................           70       44,562,460.32        14.25           5.936         750      636,606.58        69.76
721 - 740.................           59       37,132,721.69        11.87           5.930         731      629,368.16        69.69
701 - 720.................           82       47,065,593.04        15.05           6.033         710      573,970.65        71.19
681 - 700.................           71       42,822,833.91        13.69           6.101         690      603,138.51        69.77
661 - 680.................           61       34,438,868.61        11.01           6.221         669      564,571.62        71.89
641 - 660.................           39       21,180,140.84         6.77           6.297         651      543,080.53        72.39
621 - 640.................           24       13,752,197.30         4.40           6.318         632      573,008.22        70.09
601 - 620.................            3        1,566,000.00         0.50           6.355         620      522,000.00        77.63
Not available.............            1          431,124.22         0.14           7.000         N/A      431,124.22        75.00
                                    ---    ---------------        -------
   Total..................          528    $312,769,888.03        100.00%
                                    ===    ===============        =======


------------
(1) As of the Reference Date, the weighted average FICO Credit Score of the Underlying Group 2 Mortgage Loans (not including the Underlying Group 2 Mortgage Loans for which the FICO Credit Score is not available) was approximately 719.


                              Types of Mortgaged Properties for the Underlying Group 2 Mortgage Loans

-----------------------------------------------------------------------------------------------------------------------------------
                                 Number
                              of Under-                        Percent of                   Weighted                      Weighted
                                  lying          Aggregate      Aggregate       Weighted     Average         Average       Average
                                Group 2          Principal      Principal        Average        FICO         Current      Loan-to-
                               Mortgage            Balance        Balance       Mortgage      Credit       Principal         Value
Property Type                     Loans        Outstanding    Outstanding           Rate       Score         Balance         Ratio
---------------------------  -----------  ----------------    -----------     ----------   ---------    ------------    ----------
Single Family Residence...          369    $217,947,505.22          69.68%         6.050%        718    $ 590,643.65        69.75%
Townhouse.................            3       1,363,998.25          0.44           6.390         694      454,666.08        80.00
Low-Rise Condominium......           29      15,545,639.71          4.97           6.093         732      536,056.54        77.20
High-Rise Condominium.....            3       2,892,000.00          0.92           6.390         729      964,000.00        57.86
Two-Family Residence......           14       9,479,915.39          3.03           6.029         742      677,136.81        67.66
Three-Family Residence....           12      10,330,231.63          3.30           6.088         726      860,852.64        68.35
Four-Family Residence.....            3       2,824,087.70          0.90           6.091         729      941,362.57        62.00
Planned Unit
Development (PUD).........           95      52,386,510.13         16.75           6.022         714      551,436.95        74.61
                                    ---    ---------------        -------
   Total..................          528    $312,769,888.03        100.00%
                                    ===    ===============        =======





                                         Purposes of the Underlying Group 2 Mortgage Loans

-----------------------------------------------------------------------------------------------------------------------------------

                                 Number
                              of Under-                        Percent of                   Weighted                      Weighted
                                  lying          Aggregate      Aggregate       Weighted     Average         Average       Average
                                Group 2          Principal      Principal        Average        FICO         Current      Loan-to-
                               Mortgage            Balance        Balance       Mortgage      Credit       Principal         Value
Loan Purpose                      Loans        Outstanding    Outstanding           Rate       Score         Balance         Ratio
---------------------------  -----------  ----------------    -----------     ----------   ---------    ------------    ----------
Purchase..................          209    $121,141,680.22         38.73%          6.145%        728    $ 579,625.26        75.91%
Refinance (Cash Out)......          236     141,120,730.84         45.12           6.052         711      597,969.20        67.80
Refinance (Rate/Term).....           83      50,507,476.97         16.15           5.835         721      608,523.82        66.24
                                    ---    ---------------        -------
   Total..................          528    $312,769,888.03        100.00%
                                    ===    ===============        =======





                                    Occupancy Types for the Underlying Group 2 Mortgage Loans(1)

-----------------------------------------------------------------------------------------------------------------------------------

                                 Number
                              of Under-                        Percent of                   Weighted                      Weighted
                                  lying          Aggregate      Aggregate       Weighted     Average         Average       Average
                                Group 2          Principal      Principal        Average        FICO         Current      Loan-to-
                               Mortgage            Balance        Balance       Mortgage      Credit       Principal         Value
Occupancy Type                    Loans        Outstanding    Outstanding           Rate       Score         Balance         Ratio
---------------------------  -----------  ----------------    -----------     ----------   ---------    ------------    ----------
Owner Occupied............          474    $281,762,659.57         90.09%          6.046%        717    $ 594,435.99        71.12%
Secondary Home............           16       9,612,666.98          3.07           6.077         741      600,791.69        70.65
Investment................           38      21,394,561.48          6.84           6.131         735      563,014.78        65.12
                                    ---    ---------------        -------
   Total..................          528    $312,769,888.03        100.00%
                                    ===    ===============        =======


------------
(1) Based upon representations of the related mortgagors at the time of origination.



                                 Loan Documentation Type for the Underlying Group 2 Mortgage Loans

-----------------------------------------------------------------------------------------------------------------------------------

                                 Number
                              of Under-                        Percent of                   Weighted                      Weighted
                                  lying          Aggregate      Aggregate       Weighted     Average         Average       Average
                                Group 2          Principal      Principal        Average        FICO         Current      Loan-to-
                               Mortgage            Balance        Balance       Mortgage      Credit       Principal         Value
Type of Program                   Loans        Outstanding    Outstanding           Rate       Score         Balance         Ratio
---------------------------  -----------  ----------------    -----------     ----------   ---------    ------------    ----------
Full/Alternate............          113    $ 66,275,621.55          21.19%         5.931%        719    $ 586,509.93        73.45%
Stated Income.............          285     168,820,015.37          53.98          6.075         719      592,350.93        72.68
No Ratio..................           56      37,219,609.53          11.90          6.076         726      664,635.88        67.61
No Income/No Asset........           22      12,126,531.79           3.88          6.267         708      551,205.99        65.20
No Doc....................           52      28,328,109.79           9.06          6.085         717      544,771.34        58.81
                                    ---    ---------------        -------
   Total..................          528    $312,769,888.03        100.00%
                                    ===    ===============        =======



                                       Loan Ages for the Underlying Group 2 Mortgage Loans(1)

-----------------------------------------------------------------------------------------------------------------------------------
                                 Number
                              of Under-                        Percent of                   Weighted                      Weighted
                                  lying          Aggregate      Aggregate       Weighted     Average         Average       Average
                                Group 2          Principal      Principal        Average        FICO         Current      Loan-to-
Range of                       Mortgage            Balance        Balance       Mortgage      Credit       Principal         Value
Loan Ages (months)                Loans        Outstanding    Outstanding           Rate       Score         Balance         Ratio
---------------------------  -----------  ----------------    -----------     ----------   ---------    ------------    ----------
6 - 10....................          490    $290,100,460.12         92.75%          6.068%        718    $ 592,041.76        70.94%
11 - 15...................           38      22,669,427.91          7.25           5.867         728      596,563.89        67.48
                                    ---    ---------------        -------
   Total..................          528    $312,769,888.03        100.00%
                                    ===    ===============        =======


------------
(1) As of the Reference Date, the weighted average loan age of the Underlying Group 2 Mortgage Loans was approximately 9 months.



                                      Loan Programs for the Underlying Group 2 Mortgage Loans

-----------------------------------------------------------------------------------------------------------------------------------

                                 Number
                              of Under-                        Percent of                   Weighted                      Weighted
                                  lying          Aggregate      Aggregate       Weighted     Average         Average       Average
                                Group 2          Principal      Principal        Average        FICO         Current      Loan-to-
                               Mortgage            Balance        Balance       Mortgage      Credit       Principal         Value
Loan Program                      Loans        Outstanding    Outstanding           Rate       Score         Balance         Ratio
---------------------------  -----------  ----------------    -----------     ----------   ---------    ------------    ----------
10/1 CMT..................            1    $    544,427.50          0.17%          5.375%        734    $ 544,427.50        69.81%
10/1 CMT Interest Only....            3       2,528,477.45          0.81           5.681         757      842,825.82        51.23
10/1 LIBOR................            6       3,536,527.49          1.13           6.014         744      589,421.25        74.49
10/1 LIBOR Interest Only..           26      13,335,762.55          4.26           5.799         743      512,913.94        74.77
10/6 LIBOR................           54      33,947,527.56         10.85           6.032         719      628,657.92        67.50
10/6 LIBOR Interest Only..          438     258,877,165.48         82.77           6.075         717      591,043.76        71.04
                                    ---    ---------------        -------
   Total..................          528    $312,769,888.03        100.00%
                                    ===    ===============        =======





                                  Prepayment Charge Terms of the Underlying Group 2 Mortgage Loans

-----------------------------------------------------------------------------------------------------------------------------------
                                 Number
                              of Under-                        Percent of                   Weighted                      Weighted
                                  lying          Aggregate      Aggregate       Weighted     Average         Average       Average
                                Group 2          Principal      Principal        Average        FICO         Current      Loan-to-
Prepayment Charge              Mortgage            Balance        Balance       Mortgage      Credit       Principal         Value
Term (months)                     Loans        Outstanding    Outstanding           Rate       Score         Balance         Ratio
---------------------------  -----------  ----------------    -----------     ----------   ---------    ------------    ----------
None......................          368    $215,636,244.90         68.94%          6.088%        722    $ 585,968.06        71.28%
12........................           16       9,095,495.43          2.91           6.159         721      568,468.46        75.12
24........................            4       1,926,627.96          0.62           6.249         726      481,656.99        80.99
36........................          140      86,111,519.74          27.53          5.951         712      615,082.28        68.53
                                    ---    ---------------        -------
   Total..................          528    $312,769,888.03        100.00%
                                    ===    ===============        =======




                                     Gross Margins for the Underlying Group 2 Mortgage Loans(1)

-----------------------------------------------------------------------------------------------------------------------------------
                                 Number
                              of Under-                        Percent of                   Weighted                      Weighted
                                  lying          Aggregate      Aggregate       Weighted     Average         Average       Average
                                Group 2          Principal      Principal        Average        FICO         Current      Loan-to-
Range of Gross                 Mortgage            Balance        Balance       Mortgage      Credit       Principal         Value
Margins (%)                       Loans        Outstanding    Outstanding           Rate       Score         Balance         Ratio
---------------------------  -----------  ----------------    -----------     ----------   ---------    ------------    ----------
2.001 - 2.500.............           59    $ 33,179,627.93         10.61%          5.888%        738    $ 562,366.58        70.74%
2.501 - 3.000.............          469     279,590,260.10         89.39           6.073         717      596,141.28        70.69
                                    ---    ---------------        -------
   Total..................          528    $312,769,888.03        100.00%
                                    ===    ===============        =======


------------
(1) As of the Reference Date, the weighted average Gross Margin of the Underlying Group 2 Mortgage Loans was approximately 2.697%.


                            Months to Initial Adjustment Date for the Underlying Group 2 Mortgage Loans

-----------------------------------------------------------------------------------------------------------------------------------
                                 Number
                              of Under-                        Percent of                   Weighted                      Weighted
                                  lying          Aggregate      Aggregate       Weighted     Average         Average       Average
                                Group 2          Principal      Principal        Average        FICO         Current      Loan-to-
Number of Months to            Mortgage            Balance        Balance       Mortgage      Credit       Principal         Value
Initial Adjustment Date           Loans        Outstanding    Outstanding           Rate       Score         Balance         Ratio
---------------------------  -----------  ----------------    -----------     ----------   ---------    ------------    ----------
107.......................            2    $  1,100,000.00           0.35%         6.677%        654    $ 550,000.00        77.26%
108.......................            8       4,883,839.16           1.56          5.770         751      610,479.90        60.85
109.......................           28      16,685,588.75           5.33          5.842         726      595,913.88        68.77
110.......................           76      39,792,569.93          12.72          6.056         730      523,586.45        70.68
111.......................          301     183,545,231.05          58.68          6.085         718      609,784.82        71.88
112.......................          113      66,762,659.14          21.35          6.028         713      590,819.99        68.53
                                    ---    ---------------        -------
   Total..................          528    $312,769,888.03        100.00%
                                    ===    ===============        =======




                                Maximum Mortgage Rates for the Underlying Group 2 Mortgage Loans(1)

-----------------------------------------------------------------------------------------------------------------------------------
                                 Number
                              of Under-                        Percent of                   Weighted                      Weighted
                                  lying          Aggregate      Aggregate       Weighted     Average         Average       Average
                                Group 2          Principal      Principal        Average        FICO         Current      Loan-to-
Range of Maximum               Mortgage            Balance        Balance       Mortgage      Credit       Principal         Value
Mortgage Rates (%)                Loans        Outstanding    Outstanding           Rate       Score         Balance         Ratio
---------------------------  -----------  ----------------    -----------     ----------   ---------    ------------    ----------
10.001 - 10.500...........            9    $  4,335,159.40          1.39%          5.375%        752    $ 481,684.38        68.93%
10.501 - 11.000...........           25      13,997,861.39          4.48           5.822         743      559,914.46        70.11
11.001 - 11.500...........           40      24,826,069.63          7.94           5.550         737      620,651.74        69.39
11.501 - 12.000...........          233     146,937,687.46         46.98           5.845         725      630,633.85        68.39
12.001 - 12.500...........          146      85,281,110.98         27.27           6.299         709      584,117.20        72.32
12.501 - 13.000...........           63      31,925,096.71         10.21           6.723         694      506,747.57        76.95
13.001 - 13.500...........           11       4,906,902.46          1.57           7.224         693      446,082.04        79.52
14.001 - 14.500...........            1         560,000.00          0.18           8.125         628      560,000.00        80.00
                                    ---    ---------------        -------
   Total..................          528    $312,769,888.03        100.00%
                                    ===    ===============        =======


------------
(1) As of the Reference Date, the weighted average Maximum Mortgage Rate of the Underlying Group 2 Mortgage Loans was approximately 11.982%.


                               Initial Periodic Rate Cap for the Underlying Group 2 Mortgage Loans(1)

-----------------------------------------------------------------------------------------------------------------------------------
                                 Number
                              of Under-                        Percent of                   Weighted                      Weighted
                                  lying          Aggregate      Aggregate       Weighted     Average         Average       Average
                                Group 2          Principal      Principal        Average        FICO         Current      Loan-to-
Initial Periodic               Mortgage            Balance        Balance       Mortgage      Credit       Principal         Value
Rate Cap (%)                      Loans        Outstanding    Outstanding           Rate       Score         Balance         Ratio
---------------------------  -----------  ----------------    -----------     ----------   ---------    ------------    ----------
4.625.....................            1    $    761,502.92          0.24%          6.125%        752    $ 761,502.92        80.00%
5.000.....................          505     298,653,777.64         95.49           6.058         719      591,393.62        70.86
6.000.....................           22      13,354,607.47          4.27           5.950         730      607,027.61        66.39
                                    ---    ---------------        -------
   Total..................          528    $312,769,888.03        100.00%
                                    ===    ===============        =======


(1) As of the Reference Date, the weighted average Initial Periodic Rate Cap for the Underlying Group 2 Mortgage Loans was approximately 5.042%.


                             Subsequent Periodic Rate Cap for the Underlying Group 2 Mortgage Loans(1)

-----------------------------------------------------------------------------------------------------------------------------------
                                 Number
                              of Under-                        Percent of                   Weighted                      Weighted
                                  lying          Aggregate      Aggregate       Weighted     Average         Average       Average
                                Group 2          Principal      Principal        Average        FICO         Current      Loan-to-
Subsequent Periodic            Mortgage            Balance        Balance       Mortgage      Credit       Principal         Value
Rate Cap (%)                      Loans        Outstanding    Outstanding           Rate       Score         Balance         Ratio
---------------------------  -----------  ----------------    -----------     ----------   ---------    ------------    ----------
1.000.....................          463    $275,468,272.37         88.07%          6.078%        716    $ 594,963.87        70.86%
2.000.....................           65      37,301,615.66         11.93           5.869         740      573,871.01        69.42
                                    ---    ---------------        -------
   Total..................          528    $312,769,888.03        100.00%
                                    ===    ===============        =======

------------
(1) As of the Reference Date, the weighted average Subsequent Periodic Rate Cap of the Underlying Group 2 Mortgage Loans was approximately 1.119%.